UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Las Vegas Sands Corp.

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NOTICE OF2020 ANNUAL MEETING& PROXY STATEMENT MAY 14, 2020 11:00 A.M.PACIFIC TIME LAS VEGAS SANDS CORP.

LETTER FROMTHE CHAIRMAN “The benefits of our convention-based Integrated Resort business model extend far beyond our own financial success. The Company’s properties and service offerings increase the appeal of our host cities and countries as leisure and business tourism destinations, while helping to diversify their economies, attract outside investment and increase employment. I am proud to highlight the positive impact the Company and our team members bring to the local communities in which we operate. Due to the impact of the coronavirus (COVID-19) pandemic, this is a time of uncertainty in each of our markets and around the world. We have seen the virus impact our team members and the communities in which we operate, and each one of us has seen our own families and neighbors impacted. What has impressed me so deeply is how our team members in Macao, Singapore, and Las Vegas have risen to the challenge in so many different ways, providing support to those that have been impacted in our host communities. I believe we are well-positioned to weather this storm. On behalf of the Board ofDirectors and the management of Las Vegas Sands, thank you for your support and good wishes during this difficult period, and I send my best wishes to you and your families for good health.” SHELDON G. ADELSON CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER APRIL 1, 2020 Dear Stockholder:You are cordially invited to attend the 2020 Annual Meeting of stockholders of Las Vegas Sands Corp. (the “Company”), which will be held on May 14, 2020, at 11:00 a.m. Pacific time, at the Sands Showroom at The Venetian Resort Las Vegas located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.Details regarding admission to the meeting and the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting and Proxy Statement. Although we intend to hold the Annual Meeting in person, we are monitoring the protocols that federal, state and local governments may recommend or require in light of the evolving coronavirus (COVID-19) pandemic. The health and well-being of our team members and our stockholders are paramount. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide to hold the meeting in a virtual-only format over the Internet. Any such changes regarding the Annual Meeting will be announced in a press release and the filing of additional proxy materials with the SEC. This year, we again are pleased to take advantage of Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish proxy materials to stockholders via the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of producing and distributing materials for our annual meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in the accompanying Proxy Statement and Annual Report to Stockholders, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by April 1, 2020. The Company will continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders, and it expects that mailing will begin on or about April 1, 2020.Your vote is important. Whether or not you are able to attend, it is important your shares be represented at the meeting. Please follow the instructions in the Notice and vote as soon as possible. Yours sincerely,

NOTICE of Annual Meeting MAY 14, 202011:00 a.m. Pacific TimeLocationSands Showroom at The Venetian Resort Las Vegas3355 Las Vegas Boulevard South Las Vegas, Nevada 89109* The annual meeting of stockholders of Las Vegas Sands Corp., a Nevada corporation (the “Company”), will be held at the Sands Showroom at The Venetian Resort Las Vegas located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109* on May 14, 2020, at 11:00 a.m. Pacific time, for the following purposes:1.to elect eleven directors to the Board of Directors to serve until the 2021 Annual Meeting; 2.to ratify the appointment of our independent registered public accounting firm; 3.to vote on an advisory (non-binding) proposal to approve the compensation of the named executive officers; and 4.to transact such other business as may properly come before the meeting or any adjournments or postponements thereof. By Order of the Board of Directors,D. Zachary HudsonExecutive Vice President,Global General Counsel and Secretary April 1, 2020 Stockholders of record at the close of business on March 16, 2020, are entitled to notice of and to vote at the meeting. A list of these stockholders will be available for examination by any stockholder, for any purpose relevant to the meeting, during ordinary business hours, at the Company’s executive offices, located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, for a period of ten days prior to the meeting date. The list will also be available for inspection by any stockholder at the place of the stockholder meeting during the whole time thereof. * Although we intend to hold the Annual Meeting in person, we are monitoring the protocols that federal, state and local governments may recommend or require in light of the evolving coronavirus (COVID-19) pandemic. The health and well-being of our team members and our stockholders are paramount. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide to hold the meeting in a virtual-only format over the Internet. Any such changes regarding the Annual Meeting will be announced in a press release and the filing of additional proxy materials with the SEC. PLEASE FOLLOW THE INSTRUCTIONS IN THE COMPANY’S NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS TO VOTE YOUR PROXY. REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS: Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you. INTERNET Visit the website on your proxy card BY TELEPHONE Call the telephone number on your proxy card BY MAIL Sign, date and return your proxy card if you received a paper copy IN PERSON* Attend the annual meeting in Las Vegas, Nevada

PROXY SUMMARY —CORPORATE RESPONSIBILITY The pillars of our Corporate Responsibility framework shown above highlight our focus on team member development and advancement, charitable giving, community engagement and environmental sustainability. We believe our execution of initiatives across these pillars provides a better customer experience, more efficient operations and will contribute to higher stockholder returns over the long term. Recognition of our achievements in these areas include: Global Leader in Sustainablity, recognized by independent third parties on a Local and Global level Only Casino and Gaming company to be named on the Dow Jones Sustainability Index North America 2019 One of only 10 companies in North America to be on the A List for both CDP Climate Change and Water Security Named to Fortune’s listing of the “Most Admired Companies” in the world for the fourth year in a row Named on Forbes’ annual list of “Global 2000 Best Employers” for 2019 —COMMITMENT TO RETURNING CAPITAL TO STOCKHOLDERS $15.0Billion REGULAR DIVIDENDS PAID SINCE THE INTRODUCTION OF OUR RECURRING DIVIDEND IN 2012 15.5% COMPOUND ANNUAL GROWTH RATE OF THE RECURRING REGULAR DIVIDEND FROM 2012 INCEPTION TO 2020 $4.5Billion SHARES REPURCHASED UNDEROUR SHARE REPURCHASE PROGRAMS SINCE 2013 Global Industry Leadership Global Industry Leadership Delivering Profitable Growth Driving Stockholder Return Returning Capital to Stockholders

FISCAL 2019 FINANCIAL AND OPERATIONAL HIGHLIGHTS $13.7Billion CONSOLIDATED NET REVENUE $3.3Billion CONSOLIDATED NET INCOME $2.4Billion DIVIDENDS PAID $5.4Billion ADJUSTED PROPERTY EBITDA(1) GOVERNANCE POSITIVES Majority of Independent Directors Declassified Board Board Committees composed entirely of Independent Directors Diversity of Board members Directors have a broad range of skills and experience Stock-ownership guidelines for Directors Robust Board education and orientation program Claw-back Policy Annual Say-on-Pay vote Corporate Governance Guidelines, Code of Business Conduct and Ethics, Reporting and Non-Retaliation Policy Policies relating to anti-hedging, pledging and short-selling of stock Limited dilution: dilution to stockholders of approximately 1.8% from equity awards granted over the last ten years Engagement with stockholders on environmental, social and governance issues

PROXY SUMMARY

OUR COMMITMENT TO STOCKHOLDERS


CONTACT
Conduct year-round conversations in which we reach out directly to stockholder representatives, including those responsible for ESG issues
LISTEN
Establish dialogue to enhance our understanding of stockholder views
RESPOND
Adopt recommendations and revise policies when appropriate


TOTAL SHAREHOLDER RETURN(1)
LVSC VS. S&P 500
39%
31%
49%
53%
52%
74%
579%
256%
1-Yr.
3-Yr.
5-Yr.
10-Yr.
Las Vegas Sands
S&P 500

(1) TSR is based on stock price appreciation and assumes all dividends are reinvested.

Mr. Sheldon G. Adelson is our founder, Chairman and Chief Executive Officer. Mr. Adelson and his family and related trusts own 432,360,530 shares of our common stock, representing approximately 56.6% of the ownership of the Company. Under his leadership, the Company created the Integrated Resort industry, which enhances the business and leisure tourism appeal of the markets in which the Company invests, enhancing tourism, increasing employment and creating growth opportunities for small and medium sized businesses.

Under Mr. Adelson's leadership, the Company has generated strong returns on invested capital. Total shareholder return over the last ten years through December 31, 2019 reached 579%, more than double the return of the S&P 500 over the same period. In the year ended December 31, 2019, the Company delivered total shareholder return of 39%, which exceeded the return on the S&P 500 by approximately 800 basis points.

Mr. Adelson has built a word-class management team that continues to execute his vision for the development and operation of Integrated Resorts. Succession planning for the future has been a focus of Mr. Adelson for the past decade as he spends meaningful effort in developing his team and preparing them to continue to execute his vision in the decades ahead.

Because Mr. Adelson's stockholdings serve to align his interests with other stockholders, his compensation structure is designed to principally provide non-equity linked compensation. The majority of his compensation is performance based and is tied to the achievement of company-wide financial goals.

	Proposals to be Voted On	Further Information	Board Recommendation
1	Elect eleven directors to the Board of Directors to serve until the 2021 Annual Meeting	Page 66	✔ For
2	Ratify the appointment of our independent registered public accounting firm	Page 67	✔ For
3	An advisory (non-binding) vote on compensation for our named executive officers	Page 68	✔ For

6 LAS VEGAS SANDS CORP. • 2020 PROXY STATEMENT

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PROXY STATEMENT —PROXY AND VOTING INFORMATION Our Board of Directors (the “Board”) has provided you with these proxy materials in connection with its solicitation of proxies to be voted at the annual meeting of stockholders. We will hold the annual meeting on Thursday, May 14, 2020, at the Sands Showroom at The Venetian Resort Las Vegas located at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109, beginning at 11:00 a.m. Pacific time. Please note throughout these proxy materials we may refer to Las Vegas Sands Corp. as “the Company,” “LVSC,” “we,” “us,” or “our.”Although we intend to hold the Annual Meeting in person, we are monitoring the protocols that federal, state and local governments may recommend or require in light of the evolving coronavirus (COVID-19) pandemic. The health and well-being of our team members and our stockholders are paramount. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide to hold the meeting in a virtual-only format over the Internet. Any such changes regarding the Annual Meeting will be announced in a press release and the filing of additional proxy materials with the SEC.We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in this Proxy Statement, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by April 1, 2020. The Company will continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders, and it expects mailing to begin on or about April 1, 2020. Who Can Vote Only stockholders of record of the Company’s common stock, $0.001 par value per share (the “Common Stock”), as of March 16, 2020, will be entitled to vote at the meeting or any adjournment or postponement thereof. How Many Shares Can Be Voted The authorized capital stock of the Company presently consists of 1,000,000,000 shares of Common Stock. At the close of business on March 16, 2020, 763,729,715 shares of Common Stock were outstanding and entitled to vote. Each stockholder is entitled to one vote for each share held of record on that date on all matters that may come before the meeting. There is no cumulative voting in the election of directors. How You Can VoteYou may attend the annual meeting and vote your shares. You may also grant your proxy to vote by telephone or through the Internet by following the instructions included on the Notice, or by returning a signed, dated and marked proxy card if you received a paper copy of the proxy card.The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the meeting. If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. In accordance with the rules of the New York Stock Exchange (the “NYSE”), a brokerage firm may give a proxy to vote its customers’ stock without customer instructions if the brokerage firm (i) transmitted proxy materials to the beneficial owner of the stock, (ii) did not receive voting instructions by the date specified in the statement accompanying the proxy materials, and (iii) has no knowledge of any contest with respect to the actions to be taken at the stockholders’ meeting and such actions are adequately disclosed to stockholders. In addition, under current NYSE rules, brokerage firms may not vote their customers’ stock without instructions from the customer if the vote concerns the election of directors, a matter relating to executive compensation, including the advisory proposal on compensation, which will be voted on at the meeting, or an authorization for a merger, consolidation or any matter that could substantially affect the rights or privileges of the stock. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.

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Proposal No. 1 requires the affirmative vote of a plurality of the votes cast at the meeting. Proposal Nos. 2 and 3 require the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote thereon. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and will have no effect on the election of directors. With respect to the other proposals, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Under Nevada law, a broker non-vote will have no effect on the outcome of the matters presented for a stockholder vote at this meeting. Sheldon G. Adelson, the Chairman of the Board and Chief Executive Officer of our Company, his wife, Dr. Miriam Adelson, and trusts and other entities for the benefit of the Adelsons and their family members together beneficially owned approximately 56.6% of our outstanding Common Stock as of the record date. Mr. Adelson, Dr. Adelson, the trustees for the various trusts and individuals authorized to vote the shares of Common Stock held by such other entities have indicated they will vote the shares of Common Stock over which they exercise voting control in accordance with the recommendations of our Board as set forth below. Brokers are not permitted to vote on any matter other than the ratification of the appointment of our independent public accounting firm without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker, bank or other nominee, your vote is especially important this year. To ensure your shares are voted in the manner you desire, you should provide instructions to your broker, bank or other nominee on how to vote your shares for each of the proposals to be voted on at the annual meeting in the manner permitted by your broker, bank or other nominee. Without these instructions, shares held by beneficial owners will not be voted on Proposal Nos. 1 and 3. If you duly submit a proxy but do not specify how you want to vote, your shares will be voted as our Board recommends, which is: “FOR” the election of each of the nominees for director as set forth under Proposal No. 1 below;z “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020 as described in Proposal No. 2 below; and “FOR” the advisory proposal on executive compensation as described in Proposal No. 3 below. How to Revoke or Change Your VoteYou may revoke or change your proxy at any time before it is exercised in any of three ways: by notifying the Corporate Secretary of the revocation or change in writing; by delivering to the Corporate Secretary a later dated proxy; or by voting your shares at the annual meeting.You will not revoke a proxy merely by attending the annual meeting. To revoke or change a proxy, you must take one of the actions described above. Any revocation of a proxy, or a new proxy bearing a later date, should be sent to the following address: Corporate Secretary, Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109. To revoke a proxy previously submitted by telephone, Internet or mail, simply submit a new proxy at a later date before the taking of the vote at the annual meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.If you hold your shares in a brokerage or other account, you may submit new voting instructions by contacting your broker, bank or other nominee. Other Matters to be Acted upon at the Meeting Our Board presently is not aware of any matters other than those specifically stated in the Notice of Annual Meeting that are to be presented for action at the annual meeting. If any matter other than those described in this Proxy Statement is presented at the annual meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares. Adjournments and Postponements presented at the annual meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares. Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

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Delivery of One Notice or Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings In connection with the Company’s annual meeting of stockholders, the Company is required to send to each stockholder of record a Notice or a Proxy Statement and annual report and to arrange for a Notice or a Proxy Statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank or other nominee. Because many stockholders hold shares of Common Stock in multiple accounts, this process would result in duplicate mailings of Notices or Proxy Statements and annual reports to stockholders who share the same address. To avoid this duplication, unless the Company receives instructions to the contrary from one or more of the stockholders sharing a mailing address, only one Notice or Proxy Statement and annual report will be sent to each address. Stockholders may, on their own initiative, avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows: Stockholders of RecordIf your shares are registered in your own name and you are interested in consenting to the delivery of a single Notice or Proxy Statement and annual report, you may enroll in the electronic delivery service by going directly to the website of our transfer agent, American Stock Transfer & Trust Company, at https://www.astfinancial.com anytime and following the instructions. Beneficial StockholdersIf your shares are not registered in your own name, your broker, bank or other nominee that holds your shares may have asked you to consent to the delivery of a single Notice or Proxy Statement and annual report if there are other Las Vegas Sands Corp. stockholders who share an address with you. If you currently receive more than one Notice or Proxy Statement and annual report at your household and would like to receive only one copy of each in the future, you should contact your nominee. Right to Request Separate CopiesIf you consent to the delivery of a single Notice or Proxy Statement and annual report, but later decide you would prefer to receive a separate copy of the Notice or Proxy Statement and annual report, as applicable, for each stockholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional Notices or Proxy Statements and annual reports. If you wish to receive a separate copy of the Notice or Proxy Statement and annual report for each stockholder sharing your address in the future, you may contact our transfer agent, directly by telephone at 1-800-937-5449 or by visiting its website at https://www. astfinancial.com and following the instructions. Important Notice about SecurityBefore entering the meeting, all meeting attendees may be asked to present a valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the meeting.

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CORPORATE RESPONSIBILITY

As the pre-eminent developer and operator of world-class Integrated Resorts, we recognize the responsibility we have to our team members, communities and other stakeholders. We intend to set the standards for excellence in corporate performance – not only in delivering economic benefit to our host countries, but also in responsible corporate citizenship. The pillars of our Corporate Responsibility platform are: People, Communities and Planet. Our platform was developed by engaging with our key stakeholders and assessing the environmental and social themes that are most relevant to them and to our business. In establishing a corporate responsibility strategy that addresses environmental and social impacts, we seek to prioritize the initiatives that matter most.

We strive to enhance and revise our platform to take into account our key stakeholder expectations as well as our business needs. Our commitment to Corporate Responsibility is fundamental and represents a long-term investment in our people, the communities in which we operate, the global ecological environment and all stakeholders in our business.

Selected Corporate Responsibility Highlights:

PEOPLE

SANDS ACADEMY

Las Vegas Sands Corp. was named to Forbes' annual list of "America's Best Employers" in the United States for the third consecutive year in 2019. In 2019, women represented approximately 50% of our total workforce. All of our team members and executives must complete annual mandatory training programs addressing our Code of Business Ethics and Conduct, Anti-Corruption, Anti-Money Laundering, Anti-Human Trafficking and Anti-Harassment.

COMMUNITIES

SANDS CARES

PROJECT PROTECT

We supported 135 entities in 2019 through Sands Cares, our charitable giving and community engagement program focusing on: (1) Providing services to the underserved or underprivileged populations identified in each of our local regions, (2) Supporting education and promoting opportunities for employment, (3) Promoting and preserving local culture and heritage, and (4) Providing disaster relief and working with communities to drive resiliency through both preparation and response mechanisms. In addition, Project Protect is our financial crime prevention, anti-human trafficking and responsible gaming program, which is described in more detail on the next page.

PLANET

SANDS ECO.360

We are firmly committed to environmental responsibility by promoting sustainable development and reducing the impact of our operations on the natural environment. Our Sands ECO360 program drives our global sustainability strategy with the primary objective of continuously improving our stewardship of the environment. Details of our sustainability goals are presented on the next page.

LAS VEGAS SANDS CORP. • 2020 PROXY STATEMENT 11

Project ProtectThe mission of LVSC’s Project Protect is to protect, lead positive change and provide lasting solutions for the communities where we operate. We are committed to creating and investing in industry-leading policies and procedures that safeguard our patrons, team members, suppliers, vendors and communities around a range of issues relevant to our business. Our goal is to ensure that we not only meet, but exceed government regulations and the expectations of our various stakeholders, and lead the Integrated Resort industry in critical social issues including prevention of financial crimes, anti-human trafficking and responsible gaming. Prevention of Financial Crimes Program to keep our environments and communities safe by keeping out illegal activity and the crime that comes with it Significant investment in manpower and innovative technology resources for anti-money laundering Proactive enforcement of anti-money laundering policies and procedures through customer screenings, transactional controls, employee training, reporting and recordkeeping Anti-Human Trafficking Policy and training to identify and help prevent any form of human trafficking Multi-layered, proactive and reactive plan to prevent our properties or patrons from being involved in human trafficking Strong relationships with local law enforcement and comprehensive surveillance and security measures Corresponds with international standards and national human trafficking laws in all jurisdictions in which we operate Responsible Gaming Global program aimed to improve social safeguards to help our guests make informed choices Program designed to help patrons before a problem develops Responsible Gaming Ambassador program developed with leading experts Keeps pace with or is ahead of government regulations in every market in which we operate

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CORPORATE RESPONSIBILITY

Sustainability Initiatives

We have aligned our global sustainability targets for 2016-2020 with three United Nations Sustainable Development Goals (SDGs) and our emissions reduction goals are approved by the Science-Based Target Initiative:

	EMISSIONS	WATER	WASTE
UN Sustainable Development Goals (SDGs) and selected indicators	**#7 Affordable and Clean Energy** • Double the global rate of improvement in energy efficiency • Substantially increase the share of renewable energy in the global energy mix	**#6 Clean Water and Sanitation** • Substantially increase water-use efficiency across all sectors	**#12 Responsible Consumption and Production** • Substantially reduce waste generation through prevention, reduction, recycling and reuse • Halve per capita global food waste
LVSC Initiatives			
Sands ECO360 Alignment with SDGs	Energy Transportation	Water	Waste Food Procurement
LVSC Goals (2016-2020)	• 6% reduction in emissions from resort operations, in addition to offsetting newly opened resorts (Achieved) • 6% reduction in ferry emissions (Achieved)	• 3% reduction in consumption on a per square foot basis (Achieved)	• 5% increase in waste diversion rate (In progress)
Select 2019 LVSC Accomplishments	• Implemented 53 eco-efficiency projects throughout our resorts • Started sourcing renewable energy certificates (REC) for Marina Bay Sands and The Venetian Resort Las Vegas • Achieved 98% of LED lighting at Sands China Ltd. properties	• Implemented 17 water-efficiency projects throughout our resorts • Implemented water engagement program with kitchens and food and beverage outlets at all regions • Increased well water usage at The Venetian Resort Las Vegas	• Started food donation program at Sands China Ltd. • Engaged team members and community members on single-use plastic reduction and challenges • Increased sourcing of sustainable seafood at all properties

Additional information on our Corporate Responsibility program can be found on our website at https://www.sands.com, under the Sands Cares and Sands ECO360 sections. We are providing the address to our internet site solely for the information of our investors. We do not intend the address to be an active link or to otherwise incorporate the contents of the website into this proxy statement.

LAS VEGAS SANDS CORP. • 2020 PROXY STATEMENT 13

STOCKHOLDER ENGAGEMENT During fiscal 2019, we engaged with representatives of the majority of our top institutional stockholders. Principal areas of discussion included: operating performancez company strategy board composition succession planning corporate responsibility, including environmental, social and governance issues executive compensation The following diagram provides an overview of the Company’s stockholder engagement practice: CONTACT Conduct year-round conversations in which we reach out directly to stockholder representatives, including those responsible for ESG issues LISTEN Establish dialogue to enhance our understanding of stockholder views RESPOND Adopt recommendations and revise policies when appropriate The Company has a history of actively and transparently engaging with our stockholders.This reflects our belief that strong corporate governance includes the commitment to establish dialogue with stockholders and to provide the opportunity for questions and concerns to be discussed. We have a long-established investor outreach program designed to facilitate direct stockholder engagement and the solicitation of stockholder views and input with a focus on engagement with portfolio managers and analysts with investment allocation responsibility. We continuously conduct an extensive global program of direct investor outreach through a combination of investor conferences, investor road-shows and one-on-one investor meetings and calls. Our outreach program reflects our geographically diverse stockholder base. Our approach is designed to ensure we understand and consider the issues of importance to our stockholders. We engaged in 2019 with nearly all of the largest active-management and passive investors in Las Vegas Sands Corp. Common Stock. In 2019, we meaningfully expanded our interactions with stockholders to proactively seek dialogue on our efforts within Corporate Responsibility, which includes the areas of environmental, social and governance (“ESG”) issues impacting our operations. These interactions included dialogue with employees with specific responsibility for Corporate Governance and ESG matters within these institutions. In addition, we proactively sought input from portfolio managers and analysts of our largest stockholders on Corporate Responsibility and ESG matters. The dialogue included discussion of our initiatives in the Corporate Responsibility area including ESG. As a result of this dialogue, we have expanded this document to include highlights of our ongoing focus on Corporate Responsibility and the environmental and social initiatives in our operations and the communities in which we operate. We plan to continue this dialogue on Corporate Responsibility, ESG and any other matters of stockholder interest in 2020 and in the future. This dialogue has been helpful to us in better understanding investor concerns and viewpoints. We believe proactive future dialogue will enhance our ability to better understand investor sentiment with respect to Corporate Responsibility and ESG related issues, and will provide important perspective as we seek to deliver stockholder value through our Corporate Responsibility and ESG efforts.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Mr. Adelson and his family members beneficially own 432,360,530 shares representing approximately 56.6% of the Company's outstanding common stock as of March 16, 2020

The following table sets forth information as of March 16, 2020, as to the beneficial ownership of our Common Stock, in each case, by:

- each person known to us to be the beneficial owner, in an individual capacity or as a member of a "group," of more than 5% of our Common Stock;
- each named executive officer;
- each of our directors; and
- all of our executive officers and directors, taken together.

	Beneficial Ownership[1]	
Name of Beneficial Owner[2]	**Shares**	**Percent (%)**
Sheldon G. Adelson[3][4]	79,477,424	10.4%
Dr. Miriam Adelson[3][5]	330,674,526	43.3%
Irwin Chafetz[3][6]	255,322,855	33.4%
General Trust under the Sheldon G. Adelson 2007 Remainder Trust[3][7]	87,718,919	11.5%
General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust[3][8]	87,718,918	11.5%
Robert G. Goldstein[9]	2,387,057	*
Patrick Dumont[10]	350,000	*
D. Zachary Hudson	—	*
Lawrence A. Jacobs[11]	—	*
Micheline Chau[12]	14,583	*
Charles D. Forman[13]	209,851	*
George Jamieson[14]	14,087	*
Charles A. Koppelman[15]	15,230	*
Lewis Kramer[16]	10,801	*
David F. Levi[17]	16,465	*
Xuan Yan	—	*
All current executive officers and current directors of our Company, taken together (12 persons)[18]	82,573,470	10.8%

* Less than 1%.

(1) A person is deemed to be a "beneficial owner" of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of such securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, the sole voting and investment power with respect to the indicated shares of Common Stock. Percentages are based on 763,729,715 shares issued and outstanding at the close of business on March 16, 2020 (including unvested shares of restricted stock, but excluding treasury shares), plus any shares of our Common Stock underlying options held by all individuals listed in the table that are vested and exercisable.

LAS VEGAS SANDS CORP. • 2020 PROXY STATEMENT 15

(2)Other than Lawrence A. Jacobs, the address of each person named in this table is c/o Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109. (3)Sheldon G. Adelson, Dr. Miriam Adelson, Irwin Chafetz, the General Trust under the Sheldon G. Adelson 2007 Remainder Trust and the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust, constitute a “group” that, as of March 16, 2020, collectively beneficially owned 432,360,530 shares of our Common Stock, or approximately 56.6% of the total number of shares issued and outstanding as of that date, for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934. Each of the foregoing persons may be deemed to beneficially own certain shares beneficially owned by the other persons in such “group.” (4)This amount includes (a) 66,551,887 shares of our Common Stock held by Mr. Adelson, (b) options to purchase 358,827 shares of our Common Stock that are vested and exercisable and (c) 12,566,710 shares of our Common Stock held by an entity over which Mr. Adelson, as co-manager, shares voting and dispositive control. (5)This amount includes (a) 93,779,145 shares of our Common Stock held by Dr. Adelson, (b) 2,208,548 shares of our Common Stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, retains sole voting control and shares dispositive power,(c) 4,217,805 shares of our Common Stock held by trusts or custodial accounts for the benefit of Dr. Adelson’s family members over which Dr. Adelson, as trustee or in another fiduciary capacity, retains sole voting control and dispositive power, (d) 220,110,866 shares of our Common Stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, shares dispositive power and (e) 12,566,710 shares of our Common Stock held by an entity over which Dr. Adelson, as co-manager, shares voting and dispositive control. (6)This amount includes (a) 76,395 shares of our Common Stock held by Mr. Chafetz, (b) 1,577 unvested shares of restricted stock vesting within 60 days of March 16, 2020, (c) 219,252,318 shares of our Common Stock held by trusts for the benefit of members of the Adelson family over which Mr. Chafetz, as trustee, retains sole voting control and shares dispositive power, (d) 33,784,017 shares of our Common Stock held by trusts for the benefit of members of the Adelson family over which Mr. Chafetz, as trustee, retains sole voting control and dispositive power and(e) 2,208,548 shares of our Common Stock held by a trust for the benefit of members of the Adelson family over which Mr. Chafetz, as trustee, shares dispositive power. Mr. Chafetz disclaims beneficial ownership of the shares of our Common Stock held by any trust for which he acts as trustee, and this disclosure shall not be deemed an admission that Mr. Chafetz is a beneficial owner of such shares for any purpose. (7)This amount includes 87,718,919 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Remainder Trust. (8)This amount includes 87,718,918 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust. (9)This amount includes (a) 137,057 shares of our Common Stock held by The Robert and Sheryl Goldstein Trust and (b) options to purchase 2,250,000 shares of our Common Stock that are vested and exercisable. (10)This amount includes (a) 275,000 shares of our Common Stock held by Mr. Dumont and (b) options to purchase 75,000 shares of our Common Stock that are vested and exercisable. (11)Mr. Jacobs ceased to serve as Executive Vice President and Global General Counsel and Secretary on September 29, 2019. (12)This amount includes (a) 6,791 shares of our Common Stock held by Ms. Chau, (b) 1,577 unvested shares of restricted stock vesting within 60 days of March 16, 2020, and (c) options to purchase 6,215 shares of our Common Stock that are vested and exercisable. (13)This amount includes (a) 208,274 shares of our Common Stock held by Mr. Forman and (b) 1,577 unvested shares of restricted stock vesting within 60 days of March 16, 2020. (14)This amount includes (a) 7,775 shares of our Common Stock held by Mr. Jamieson, (b) 1,000 shares held by a trust, (c) 1,577 unvested shares of restricted stock vesting within 60 days of March 16, 2020, and (d) options to purchase 3,735 shares of our Common Stock that are vested and exercisable. (15)This amount includes (a) 13,653 shares of our Common Stock held by Mr. Koppelman and (b) 1,577 unvested shares of restricted stock vesting within 60 days of March 16, 2020. (16)This amount includes (a) 2,834 shares of our Common Stock held by Mr. Kramer, (b) 1,577 unvested shares of restricted stock vesting within 60 days of March 16, 2020, (c) options to purchase 4,260 shares of our Common Stock that are vested and exercisable, and (d) options to purchase 2,130 of our Common Stock vesting within 60 days of March 16, 2020. (17)This amount includes (a) 6,791 shares of our Common Stock held by Mr. Levi, (b) 1,577 unvested shares of restricted stock vesting within 60 days of March 16, 2020, and (c) options to purchase 8,097 shares of our Common Stock that are vested and exercisable. (18)This amount includes 11,039 unvested shares of restricted stock, options to purchase 2,706,134 shares of our Common Stock that are vested and exercisable and, options to purchase 2,130 of our Common Stock vesting within 60 days of March 16, 2020 and held by the Company’s current executive officers and current directors. This amount does not include the 255,244,883 shares of Common Stock Mr. Chafetz has beneficial ownership of as a trustee of the trusts referenced in footnote 6 above.

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BOARD OF DIRECTORS Our Board currently has eleven directors. The term of office of the current directors will expire at the 2020 Annual Meeting. Stockholders will be asked to consider the following eleven nominees to serve as director until the 2021 Annual Meeting and until his or her respective successor has been duly elected and qualified or until such director’s resignation, disqualification, death or removal: Sheldon G. Adelson, Irwin Chafetz, Micheline Chau, Patrick Dumont, Charles D. Forman, Robert G. Goldstein, George Jamieson, Charles A. Koppelman, Lewis Kramer, David F. Levi and Xuan Yan.Each of the nominees is a current director of the Company who has indicated he or she will serve if elected. We do not anticipate any of the nominees will be unable or unwilling to serve, if elected, but if that happens, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board may designate. Our current directors bring a variety of experiences and core competencies we believe are important to overseeing the strategic execution and risk management of our Company’s operations. The complexities of our Integrated Resort operations include five primary revenue categories, seven operating segments and significant development and construction initiatives. Strict adherence to gaming and other regulations across three jurisdictions, two of which are in Asia, is essential. The ability to provide the appropriate oversight and risk assessment responsibilities is demonstrated in our directors’ professional careers, which include: C-suite level positions at global public companies, including those in:— gaming, hospitality and meetings, incentives, conventions and exhibitions (“MICE”);— marketing and branding;— development and real estate; and— retail and entertainment. Participation on other global public company board of directors; Financial transactions and corporate finance experience; Accounting, auditing and internal control experience in working with global Fortune 500 public companies; Extensive legal, judicial and regulatory experience; and Extensive experience in Asia. In addition to the specific professional experience of our directors, we select our directors because they are highly accomplished in their respective fields, insightful and inquisitive. In addition, we believe each of our directors possesses sound business judgment and is highly ethical. We consider a wide range of factors in determining the composition of our Board, including professional experience, skills, education, training, background and diversity.

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Below are the backgrounds of the director-nominees: SHELDON G. ADELSON Age: 86 Director since: 2004 Qualifications to serve on our Board Mr. Adelson is our founder. Mr.Adelson’s extensive experience, especially in the hospitality and MICE businesses, and his role as our Chief Executive Officer and Treasurer, led the Board to conclude he would be a valuable member of our Board of Directors. Mr. Adelson is our founder and has been Chairman of the Board, Chief Executive Officer, Treasurer and a Director of the Company since August 2004. He has been chairman of the board, chief executive officer and a director of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) since April 1988 when it was formed to own and operate the former Sands Hotel and Casino. Mr.Adelson has served as the chairman of the board of directors of the Company’s subsidiary, Sands China Ltd., since August 2009 and as its chief executive officer since January 2015. Mr. Adelson also created and developed The Sands Expo and Convention Center, the first privately owned convention center in the United States, which was transferred to the Company in July 2004. In addition, Mr.Adelson serves as an officer and/or director of several of our other subsidiaries. His business career spans more than seven decades and has included creating and developing to maturity more than 50 different businesses. Mr. Adelson has extensive experience in the convention, trade show, and tour and travel businesses. He created and developed the COMDEX Trade Shows, including the COMDEX/Fall Trade Show, which was the world’s largest computer show in the 1990s. He has been the president and chairman of Interface Group Holding Company, Inc. and its predecessors since the mid-1970s and is a manager of Interface Group-Massachusetts, LLC and was president of its predecessors since 1990. Mr. Adelson has earned multiple honorary degrees and has been a guest lecturer at various colleges and universities, including the University of New Haven, Harvard Business School, Columbia Business School, Tel Aviv University and Babson College. Among his numerous awards for his business and philanthropic work are the Armed Forces Foundation’s Patriot Award, the Hotel Investment Conference’s Innovation Award and the Woodrow Wilson Award for Corporate Citizenship, and induction into the American Gaming Association’s Hall of Fame. ROBERT G. GOLDSTEIN Age: 64 Director since: 2015 Qualifications to serve on our Board Mr. Goldstein’s extensive experience in the hospitality and gaming industries, including as a senior executive officer of our Company (or its predecessors) since 1995, as well as his current position as our President and Chief Operating Officer, led the Board to conclude he would be a valuable member of our Board of Directors. Mr. Goldstein has been the Company’s President and Chief Operating Officer and a member of the Board of Directors since January 2015. He previously served as the Company’s President of Global Gaming Operations from January 2011 until December 2014, the Company’s Executive Vice President from July 2009 until December 2014, and the Company’s Secretary from August 2016 to November 2016. He has held other senior executive positions at the Company and its subsidiaries since 1995. Mr. Goldstein has served as a member of the board of directors of our Company’s subsidiary, Sands China Ltd., since May 2014, and as its interim president from January 2015 through October 2015. From 1992 until joining the Company in December 1995, Mr. Goldstein was the executive vice president of marketing at the Sands Hotel in Atlantic City, as well as an executive vice president of the parent Pratt Hotel Corporation. He served on the board of directors of Remark Media, Inc., a global digital media company, from May 2013 to March 2017. PATRICK DUMONT Age: 45 Director since: 2017 Qualifications to serve on our Board Mr. Dumont’s experience in corporate finance and his positions and tenure with the Company led the Board to conclude he would be a valuable member of our Board of Directors. Mr. Dumont has been a Director of the Company since April 2017. Mr. Dumont has been the Company’s Executive Vice President and Chief Financial Officer since March 2016 and was our Senior Vice President, Finance and Strategy from September 2013 through March 2016. In addition, Mr. Dumont has served as the Company’s Principal Financial Officer since February 23, 2016. From June 2010 until August 2013, Mr. Dumont served as the Company’s Vice President, Corporate Strategy.

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IRWIN CHAFETZ Age: 83 Director since: 2005 Qualifications to serve on our Board Mr. Chafetz’s extensive experience in the hospitality, trade show and convention businesses, as well as his experience as a former executive of our predecessor company, led the Board to conclude he would be a valuable member of our Board of Directors. Mr. Chafetz has been a Director of the Company since February 2005. He was a director of Las Vegas Sands, Inc. from February until July 2005. Mr. Chafetz is a manager of The Interface Group, LLC, a Massachusetts limited liability company that controls Interface Group-Massachusetts, LLC. Mr. Chafetz has been associated with Interface Group-Massachusetts, LLC and its predecessors since 1972. From 1989 to 1995, Mr. Chafetz was a vice president and director of Interface Group- Nevada, Inc., which owned and operated trade shows, including COMDEX, and also owned and operated The Sands Expo and Convention Center. From 1989 to 1995, Mr. Chafetz was also vice president and a director of Las Vegas Sands, Inc. Mr. Chafetz has served on the boards of directors of many charitable and civic organizations and is a former member of the dean’s advisory council at Boston University School of Management. CHARLES D. FORMAN Age: 73 Director since: 2004 Qualifications to serve on our Board Mr. Forman’s extensive experience in the hospitality, trade show and convention businesses led the Board to conclude he would be a valuable member of our Board of Directors. Mr. Forman has been a Director of the Company since August 2004. He has been a director of Las Vegas Sands, LLC (or its predecessor, Las Vegas Sands, Inc.) since March 2004. In addition, he has served as a member of the board of directors of the Company’s subsidiary, Sands China Ltd., since May 2014. Mr. Forman served as chairman and chief executive officer of Centric Events Group, LLC, a trade show and conference business from April 2002 until his retirement upon the sale of the business in 2007. From 2000 to 2002, he served as a director of a private company and participated in various private equity investments. During 2000, he was executive vice president of international operations of Key3Media, Inc. From 1998 to 2000, he was chief legal officer of ZD Events Inc., a tradeshow business that included COMDEX. From 1995 to 1998, Mr. Forman was executive vice president, chief financial and legal officer of Softbank Comdex Inc. From 1989 to 1995, Mr. Forman was vice president and general counsel of Interface Group Nevada, Inc., a tradeshow and convention business that owned and operated COMDEX. Mr. Forman was in private law practice from 1972 to 1988. Mr. Forman is a member of the board of trustees of The Dana-Farber Cancer Institute and treasurer and a director of Nantucket Jewish Cemetery, Inc. MICHELINE CHAU Age: 67 Director since: 2014 INDEPENDENT Qualifications to serve on our Board Ms. Chau currently serves on the board of directors of Dolby Laboratories, Inc., and was a member of the board of directors of Red Hat, Inc. Ms. Chau’s extensive and varied business experience, including as president and chief operating officer at Lucasfilm Ltd., and her experience as a director of other public companies led the Board to conclude she would be a valuable member of our Board of Directors. Ms. Chau has been a Director of the Company since October 2014. She served as the president, chief operating officer and executive director of Lucasfilm Ltd., a film and entertainment company, from 2003 to 2012 and as its chief financial officer from 1991 to 2003. Before that, Ms. Chau held other executive-level positions in various industries, including retail, restaurant, venture capital and financial services. She currently serves on the board of directors of Dolby Laboratories, Inc., an audio, imaging and communications company, since February 2013, and was a member of the board of directors of Red Hat, Inc., a provider of open-source software solutions, from November 2008 to August 2012. GEORGE JAMIESON Age: 83 Director since: 2014 INDEPENDENT Qualifications to serve on our Board Mr. Jamieson’s extensive experience in the accounting profession, including his experience auditing public companies and his international experience, as well as his service on the boards of directors of charitable and civic organizations led the Board to conclude he would be a valuable member of our Board of Directors. Mr. Jamieson has been a Director of the Company since June 2014. He is a certified public accountant and a retired partner of PricewaterhouseCoopers LLP. He served in various positions at PricewaterhouseCoopers LLP (or predecessor firms) in various capacities from 1964 until 1997 and most recently was managing director of accounting and auditing services for its Boston office. Mr. Jamieson is a member of the American Institute of Certified Public Accountants. He served as chairman of the finance committee and a member of the board of trustees of Colby-Sawyer College and retired as a member of the executive committee of the board of directors of the American Liver Foundation.

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CHARLES A. KOPPELMAN Age: 80 Director since: 2011 INDEPENDENT Qualifications to serve on our Board Mr. Koppelman served as executive chairman of Martha Stewart Living Omnimedia, Inc. and chairman of the board of Steve Madden Ltd. Mr. Koppelman’s executive experience as a chief executive officer, including in the entertainment industry, and his experience as a director of other public companies led the Board to conclude he would be a valuable member of our Board of Directors.Mr. Koppelman has been a Director of the Company since October 2011. Mr. Koppelman currently serves as chairman and chief executive officer of CAK Entertainment, Inc., an entertainment consultant and brand development firm founded in 1997. Mr.Koppelman is also a former director of Steve Madden Ltd., and served as chairman of the board of that company from 2000 to 2004. From 2005 to 2011, Mr.Koppelman served as executive chairman and principal executive officer of Martha Stewart Living Omnimedia, Inc. and served as a director of the company from 2004 to 2011. From 1990 to 1994, he served first as chairman and chief executive officer of EMI Music Publishing and then from 1994 to 1997 as chairman and chief executive officer of EMI Records Group, North America. He served as a director of Six Flags Entertainment Corp. from May 2010 to November 2016. LEWIS KRAMER Age: 72 Director since: 2017 INDEPENDENT Qualifications to serve on our Board Mr. Kramer has served on the board of directors of L3 Harris Technologies, Inc. (and predecessor companies). Mr. Kramer’s extensive financial and business knowledge gained while serving as an independent auditor for organizations across diverse industries and his experience as a director of a public company and non-profit organizations led the Board to conclude he would be a valuable member of our Board of Directors. Mr. Kramer has been a Director of the Company since April 2017. Mr. Kramer was a partner at Ernst & Young LLP from 1981 until he retired in June 2009 after a nearly 40-year career at Ernst & Young LLP. At the time of his retirement, Mr. Kramer served as the global client service partner for worldwide external audit and all other services for major clients, and served on the firm’s United States executive board. He previously served as Ernst & Young LLP’s national director of audit services. Mr. Kramer has served on the board of directors of L3 Harris Technologies, Inc., (and predecessor companies), since 2009. DAVID F. LEVI Age: 68 Director since: 2015 INDEPENDENT Qualifications to serve on our Board Mr. Levi’s extensive legal, judicial, academic and administrative experience, including as a Federal judge and the dean of a major law school, led the Board to conclude he would be a valuable member of our Board of Directors. Mr. Levi has been a Director of the Company since January 2015. Mr. Levi is the Levi Family Professor of Law and Judicial Studies and Director of the Bolch Judicial Institute of Duke University School of Law. He was previously Dean of the Duke University School of Law from 2007 to 2018. He served as the chief United States district judge for the Eastern District of California from May 2003 until June 2007. He took the oath of office as a United States district judge in November 1990. He also served as the presidentially appointed United States attorney for the Eastern District of California from 1986 until November 1990. He was a member of the Attorney General’s advisory committee of U.S. attorneys and served as chair of the public corruption sub-committee. Prior to his appointment as United States attorney, he served as an assistant United States attorney for the Eastern District of California. In 2004, he was elected to the Council of the American Law Institute and is currently the president of that organization. He is an elected fellow of the American Academy of Arts and Sciences and his term as a member of the board of the National Parks Conservation Association expires on April 1, 2020. He served as chair of two judicial conference committees by appointment of the chief justice. He was named chair of the civil rules advisory committee in 2000 and chair of the standing committee on the Rules of Practice and Procedure in 2003, where he served in that capacity until 2007. XUAN YAN Age: 57 Director since: 2019 INDEPENDENT Qualifications to serve on our Board Mr. Yan’s extensive experience gained through senior leadership positions with global technology firms, serving as a senior executive in various capacities focused on the China region and as a member of the board of Alibaba Health, led the Board to conclude he would be a valuable member of our Board of Directors. Mr.Yan has been a Director of the Company since September 2019. Since April 2019, Mr.Yan has served as the vice president of Corporate, External and Legal Affairs for Greater China Region – Microsoft Corporation, a technology company. From July 2018 to April 2019, he was the Public Policy Partner for Asia at Squire Patton Boggs, a law firm, and from May 2011 to June 2018 he served as the president of Nielsen Greater China, an information, data and measurement firm. Mr. Yan was the president of Qualcomm Greater China, a semiconductor and telecommunications equipment company, from January 2010 until May 2011 and from May 2008 to July 2009 served as senior corporate vice president SGI and president of Scientific Games Greater China, a provider of gambling products and services to lottery and gambling organizations. Prior to that, Mr. Yan held senior leadership positions in China with other global technology firms. Mr. Yan was a member of the board, audit committee and compensation committee of Alibaba Health from May 2014 to April 2019. Family Relationships Mr.Adelson is the father-in-law of Patrick Dumont, the Company’s Executive Vice President and Chief Financial Officer and a member of our Board of Directors. There is no other family relationship between any of the directors or executive officers of the Company.

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND BOARD AND OTHER COMMITTEES —BOARD NYSE Listing StandardsThe NYSE’s corporate governance rules generally require a majority of independent directors serve on the Board. In addition, the NYSE corporate governance rules generally require all of the members of a company’s Audit Committee, Compensation Committee and Nominating and Governance Committee to be independent directors. The Company qualifies as a “controlled company” under NYSE governance rules because Mr. Adelson, his wife and trusts and other entities for the benefit of the Adelsons and their family members control more than 50 percent of the voting power of the Company’s Common Stock. The Board consists of a majority of independent directors, although, as a controlled company, the Company is exempt from the general NYSE requirement to have a majority of independent directors serve on the Board. The Board has a nominating and corporate governance committee and a compensation committee composed entirely of independent directors, although this is not required because as a controlled company the Company is exempt from the applicable NYSE requirement. Independent DirectorsThe Board has determined six of the eleven current members of the Board, namely Ms. Chau and Messrs. Jamieson, Koppelman, Kramer, Levi and Yan, satisfy the criteria for independence under applicable rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE corporate governance rules. In making its determinations, the Board reviewed all the relevant facts and circumstances, the standards set forth in our Corporate Governance Guidelines, the NYSE rules and other applicable laws and regulations. Two of our outside directors, Messrs. Chafetz and Forman, have business and personal relationships with our controlling stockholder, Mr. Adelson. Mr. Chafetz was a stockholder, vice president and director of the entity that owned and operated the COMDEX trade show and The Sands Expo and Convention Center, which were created and developed by Mr. Adelson. Mr. Forman was vice president and general counsel of this entity. Mr. Chafetz also is a trustee of several trusts for the benefit of Mr. Adelson’s family members that beneficially own shares of our Common Stock. For additional information, see “Proxy and Voting Information — How You Can Vote” and “Security Ownership of Certain Beneficial Owners and Management” above. These relationships with Mr. Adelson also include making joint investments and other significant financial dealings. As a result, Messrs. Adelson, Chafetz and Forman may have their financial interests aligned and, therefore, the Board does not consider Messrs. Chafetz and Forman to be independent directors. Board MeetingsThe Board held six meetings during 2019. The work of the Company’s directors is performed not only at meetings of the Board and its committees, but also by consideration of the Company’s business through the review of documents and in numerous communications among Board members and others. In 2019, all directors attended at least 75% of the aggregate of all meetings of the Board and committees on which they served during the periods in which they served, other than Mr. Adelson. Mr. Adelson was unable to attend at least 75% of our Board meetings due to a medical matter. Annual Meeting Our directors are encouraged to attend each annual meeting of stockholders and all of our directors, other than Mr. Adelson, attended our 2019 annual meeting of stockholders held on May 16, 2019. Mr.Adelson was unable to attend due to a medical matter.

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—BOARD COMMITTEES The table below illustrates the current chairs and membership of the Board and of each standing Board committee, the independence status of each Board member and the number of Board and board committee meetings held during fiscal 2019. Director Board of Directors Audit Committee Compensation Committee Nominating and Governance Committee Compliance Committee Sheldon G. Adelson Chair Robert G. Goldstein CHECK Patrick Dumont CHECK Irwin Chafetz CHECK Charles D. Forman CHECK Micheline Chau* CHECK CHECK CHECK George Jamieson* CHECK CHECK CHAIR Charles A. Koppelman* CHECK CHAIR CHECK CHECK Lewis Kramer* CHECK CHAIR CHECK David F. Levi* CHECK CHECK CHAIR CHECK Xuan Yan* CHECK CHECK CHECK 2019 Meetings 6 7 5 5 4 * Independent Director CHECK Member Standing Committees Our Board has four standing committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), a nominating and governance committee (the “Nominating and Governance Committee”) and a compliance committee (the “Compliance Committee”). Each of the standing committees operates under a written charter approved by the Board. AUDIT COMMITTEE Members: Lewis Kramer (Chair) Micheline Chau George Jamieson Xuan Yan Meetings held in 2019: 7 All members are independent The primary purpose of the Audit Committee is to assist with the Board’s oversight of: the integrity of our financial statements our internal audit function, including audit plans, audit results and the performance of our internal audit team the review of related party transactions as further described below under “Corporate Governance — Related Party Transactions” our enterprise risk management as further described below under “Corporate Governance — The Board’s Role in Risk Oversight” our information security program (including cyber security) Our Audit Committee selects our independent registered public accounting firm and has direct oversight responsibility over the firm, including: reviewing the firm’s plan, scope and results of our annual audit, and the fees for the services performed the qualifications, independence and performance of the firm the firm’s annual audit of our financial statements and any engagement to provide other services The Board has determined Ms. Chau and Messrs. Jamieson, Kramer and Yan are each independent under applicable NYSE and federal securities rules and regulations on independence of audit committee members. The Board has determined each of the members of the Audit Committee is “financially literate” and that Mr. Kramer qualifies as an “audit committee financial expert,” as defined in the NYSE listing standards and federal securities rules and regulations. The Audit Committee’s activities also involve numerous discussions and other communications among its members and others.

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COMPENSATION COMMITTEE Members: Charles A. Koppelman (Chair) Micheline Chau David F. Levi Meetings held in 2019: 5 All members are independent The Compensation Committee has direct responsibility for the compensation of our executive officers and the authority to: approve salaries, bonuses and other elements of employment and to approve employment agreements for our executive officers and certain other highly compensated employees administer our equity award plan, as amended and restated (the “Amended and Restated 2004 Equity Award Plan”), under which we grant stock options and other equity awards approve our Executive Cash Incentive Plan, our short-term incentive plan under which we provide short- term incentive compensation awards The Compensation Committee is also involved in the Company’s enterprise risk management process as further described below under “Corporate Governance — The Board’s Role in Risk Oversight” and “Corporate Governance— 2019 Executive Compensation Risk Assessment” and may delegate its authority to the extent permitted by the Board, the Compensation Committee charter, our by-laws, state law and NYSE regulations. Additional information about the Compensation Committee, its responsibilities and its activities is provided below under “Compensation Discussion and Analysis.” NOMINATING AND GOVERNANCE COMMITTEE Members: David F. Levi (Chair) Lewis Kramer Charles A. Koppelman Meetings held in 2019: 5 All members are independent The purpose of the Nominating and Governance Committee is to: review and make recommendations regarding the composition of the Board and its committees implement policies and procedures for the selection of Board members identify individuals qualified to become Board members and select, or recommend the Board select, director nominees assess, develop and make recommendations to the Board with respect to Board effectiveness and related corporate governance matters, including corporate governance guidelines and procedures intended to organize the Board appropriately oversee the evaluation of the Board and management COMPLIANCE COMMITTEE Members: George Jamieson (Chair) Charles A. Koppelman David F. Levi Xuan Yan Meetings held in 2019: 4 All members are independent The primary purpose of the Compliance Committee is to assist with the Board’s oversight of: the compliance program with respect to compliance with the laws and regulations applicable to the Company’s business, including gaming laws and regulations the compliance with the Company’s Code of Business Conduct and Ethics, Anti-Corruption Policy, Anti-Money Laundering Policy and Reporting and Non-Retaliation Policy applicable to the Company’s directors, officers, team members, contractors and agents Compensation Committee Interlocks and Insider Participation None of the individuals who served as a member of our Compensation Committee during 2019 is, or has been, an employee or officer of the Company. None of our executive officers serve, or in the past year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee.

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—NON-BOARD COMMITTEE Operational Compliance Committees The Company has operational compliance committees (the “Operational Compliance Committees”) for each of its gaming operations in Las Vegas, Macao and Singapore. The Company created the Operational Compliance Committees to exercise its best efforts to identify and evaluate situations arising in the course of the Company’s businesses, wherever conducted, which may have an adverse effect upon its objectives or those of gaming control and thereby cause concern to any gaming authority. The Operational Compliance Committees monitor the Company’s activities so as to assist the Company’s senior management with regard to the Company’s: business associations, that is, to protect the the Company from associations with persons denied licensing or other related approvals, or who may be deemed unsuitable to be associated with the Company; business practices and procedures; compliance with any special conditions imposed upon the Company’s licenses; reports submitted to gaming authorities; and compliance with the laws, regulations and orders of governmental agencies having jurisdiction over the Company’s gaming or business activities. The Operational Compliance Committee in Las Vegas operates under a written regulatory Compliance Program approved by the Nevada Gaming Control Board; in Macao, the Operational Compliance Committee operates under a Compliance Plan approved by the Sands China Ltd. (“SCL”) Audit Committee; and in Singapore, the Operational Compliance Committee operates under a written Compliance Plan submitted to the Casino Regulatory Authority of Singapore. The Company’s Senior Vice President and Global Chief Compliance Officer chairs the Las Vegas Operational Compliance Committee and the Chief Compliance Officers in each of Macao and Singapore chair their respective Operational Compliance Committees. The chairs of the Operational Compliance Committees report to the applicable board oversight body in their respective region: the Compliance Committee, in the case of Las Vegas, the SCL Audit Committee, in the case of Macao, and the Marina Bay Sands (“MBS”) Board, in the case of Singapore. The members of the Operational Compliance Committees are employees of their respective entities. The Las Vegas Operational Compliance Committee also has an independent member who is not otherwise employed by the Company and who possesses a background in and extensive experience with gaming control in Nevada. —MANAGEMENT SUCCESSION PLANNING AND DEVELOPMENT A primary responsibility of the Board of Directors is planning for chief executive officer succession. As Chairman of the Board, Mr. Adelson is focused on succession planning as it is imperative to business continuity. At least annually, the Board and the Nominating and Governance Committee work with the Chairman of the Board and the Chief Executive Officer on the Company’s management succession planning for the Chief Executive Officer and other key senior officers, as well as to develop plans for interim succession for the Chief Executive Officer. In addition, the Chairs of the Nominating and Governance Committee and Compensation Committee meet with the Chief Executive Officer annually to review the development of our key senior officers.

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CORPORATE GOVERNANCE

Commitment to Corporate Governance

Our Board and management have a strong commitment to effective corporate governance. We operate across three countries, are governed by three gaming jurisdictions, are listed on two major stock exchanges, and are regulated as a financial institution by Financial Crimes Enforcement Network ("FinCen"), a bureau of the U.S. Department of the Treasury. We have in place a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable rules and regulations of the SEC and the NYSE. The key components of this framework are set forth in our amended and restated articles of incorporation and by-laws, along with the following additional documents:

- our Audit Committee Charter
- our Corporate Governance Guidelines
- our Compensation Committee Charter
- our Code of Business Conduct and Ethics
- our Nominating and Governance Committee Charter
- our Anti-Corruption Policy
- our Compliance Committee Charter
- our Reporting and Non-Retaliation Policy

Copies of each of these documents are available on our website at https://investor.sands.com by clicking on "Documents & Charters" within the "Governance" section. Copies also are available without charge by sending a written request to the following address: Investor Relations, Las Vegas Sands Corp., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines for our Company that set forth the general principles governing the conduct of the Company's business and the role, functions, duties and responsibilities of the Board, including, but not limited to, such matters as composition, membership criteria, orientation and continuing education, retirement, committees, compensation, meeting procedures, annual evaluation and management succession planning.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all of the Company's directors, officers (including the principal executive officer, principal financial officer and principal accounting officer), employees and agents. The Code of Business Conduct and Ethics establishes policies and procedures the Board believes promote the highest standards of integrity, compliance with the law and personal accountability. The Company's Code of Business Conduct and Ethics is provided to all new directors, officers and employees.

Anti-Corruption Policy

We have adopted an Anti-Corruption Policy to ensure the hospitality and business development practices of all of our operations anywhere in the world are fully consistent with applicable record keeping and anti-corruption laws, including the U.S. Foreign Corrupt Practices Act and the Sarbanes-Oxley Act of 2002. The Anti-Corruption Policy is provided to all new directors, officers and employees.

Reporting and Non-Retaliation Policy

We have adopted a Reporting and Non-Retaliation Policy to facilitate and encourage the reporting of any misconduct at the Company, including violations or potential violations of our Code of Business Conduct and Ethics, and to ensure those reporting such misconduct will not be subject to harassment, intimidation or other retaliatory action. The Reporting and Non-Retaliation Policy is provided to all new directors, officers and employees.

Related Party Transactions

We have established policies and procedures for the review, approval and/or ratification of related party transactions. Under its charter, the Audit Committee approves all related party transactions required to be disclosed in our public filings. Under guidelines established by our Audit Committee, proposed transactions and matters requiring approval under our policies with aggregate values of less than $120,000 per year are presented to the Audit Committee quarterly for review. Larger transactions are presented to the Audit Committee for review, discussion and approval in advance of the transaction. The Audit Committee may, in its discretion, request additional information from the director or executive officer involved in a proposed transaction or from management prior to granting approval for a related party transaction.

LAS VEGAS SANDS CORP. • 2020 PROXY STATEMENT 25

Nomination of DirectorsThe Nominating and Governance Committee proposed to the Board the candidates nominated for election at this annual meeting. The Nominating and Governance Committee, in making its selection of director candidates, considered the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time.The Nominating and Governance Committee considers a number of factors in selecting director candidates, including: the ethical standards and integrity of the candidate in personal and professional dealings; the independence of the candidate under legal, regulatory and other applicable standards; the diversity of the existing Board, so that a body of directors from diverse professional and personal backgrounds is maintained; whether the skills and experience of the candidate will complement the skills and experience of the existing members of the Board; the number of other public company boards of directors on which the candidate serves or intends to serve, with the expectation the candidate would not serve on the boards of directors of more than three other public companies; the ability and willingness of the candidate to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her Board duties; the ability of the candidate to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company; the willingness of the candidate to be accountable for her or his decisions as a director; the ability of the candidate to provide wise and thoughtful counsel on a broad range of issues; the ability and willingness of the candidate to interact with other directors in a manner that encourages responsible, open, challenging and inspired discussion; whether the candidate has a history of achievements that reflects high standards; the ability and willingness of the candidate to be committed to, and enthusiastic about, her or his performance as a director for the Company, both in absolute terms and relative to her or his peers; whether the candidate possesses the courage to express views openly, even in the face of opposition; the ability and willingness of the candidate to comply with the duties and responsibilities set forth in the Company’s Corporate Governance Guidelines and by-laws; the ability and willingness of the candidate to comply with the duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in the Company’s jurisdiction of incorporation; the ability and willingness of the candidate to adhere to the Company’s Code of Business Conduct and Ethics, including the policies on conflicts of interest expressed therein; and such other attributes of the candidate and external factors as the Board deems appropriate. The Nominating and Governance Committee has the discretion to weigh these factors as it deems appropriate.The Nominating and Governance Committee will consider candidates recommended by directors and members of management and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The Nominating and Governance Committee does not have a policy for considering director candidates recommended by security holders and believes not having such a policy is appropriate in light of the significant ownership of the Company’s Common Stock by Mr. Adelson, his wife and trusts and other entities for the benefit of the Adelsons and their family members. Board Leadership Structure Mr. Adelson is the founder of our Company and has served as its Chairman of the Board and Chief Executive Officer since the Company was founded. The Company does not have a lead director. The Board believes Mr.Adelson is best suited to serve as both its Chairman and Chief Executive Officer because he is the most familiar with the Company’s businesses and industry and best able to establish strategic priorities for the Company. In addition, Mr. Adelson, his wife and trusts and other entities for the benefit of the Adelsons and their family members together beneficially owned approximately 56.6% of our outstanding Common Stock as of the record date. Accordingly, Mr. Adelson exercises significant influence over our business policies and affairs. The Board believes Mr. Adelson’s continuing service as both Chairman and Chief Executive Officer is beneficial to the Company and provides an effective leadership structure.

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Mr. Adelson’s leadership and strategic direction as Chairman and Chief Executive Officer and his ability to invest in development projects generating high returns on invested capital have led to growth of our operations in Macao, Singapore and Las Vegas and resulted in 12% cumulative annual growth in net revenue, a $ 3.7 billion increase in net income and 17% cumulative annual growth in adjusted property EBITDA over the last ten years. (1) Refer to Annex A which includes a reconciliation of non-GAAP adjusted property EBITDA to net income, the most directly comparable measure reported under generally accepted accounting principles in the United States of America (“GAAP”). In his role as Chairman and Chief Executive Officer, Mr. Adelson has always been focused on achieving high returns on invested capital. This commitment has led to profitable growth of our operations and the ability to increase the return of capital to stockholders through the growth of dividends and share repurchases. This has resulted in a total stockholder return of 579% over the last ten years. Mr. Adelson’s continuing service in his role of Chairman and Chief Executive Officer has provided the ability to successfully execute our strategic objectives and to increase the return of capital to stockholders. The Board’s Role in Risk Oversight The Board of Directors, directly and through its committees, is actively involved in the oversight of the Company’s risk management policies. The Audit Committee is charged with overseeing enterprise risk management, generally, and with reviewing and discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor, control and manage these exposures, including the Company’s risk assessment and risk management guidelines and policies. The Audit Committee meets regularly with those members of management responsible for the Company’s information security program and its related priorities and controls, and receives updates on data security that include cybersecurity resilience and emerging trends, as well as progress toward key Company initiatives in this area. The Compensation Committee oversees the Company’s compensation policies, generally, to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. The Compliance Committee assists the Board in overseeing the Company’s compliance program, including compliance with the laws and regulations applicable to the Company’s business and compliance with the Company’s Code of Business Conduct and Ethics and other policies. The Audit Committee, the Compensation Committee and the Compliance Committee receive reports from, and discuss these matters with, management and regularly report on these matters to the Board. 2019 Executive Compensation Risk Assessment The Compensation Committee has evaluated the Company’s compensation structure from the perspective of enterprise risk management and the terms of the Company’s compensation policies generally, and does not believe the Company’s compensation policies and practices provide incentives for employees to take inappropriate business risks or risks reasonably likely to have a material adverse effect on the Company. As described under “Compensation Discussion and Analysis” below regarding bonuses for our named executive officers, Mr. Adelson is eligible to receive a bonus under his employment agreement, subject to the Company’s achievement of predetermined performance goals. Under their employment agreements, the other named executive officers are eligible for bonuses, up to a target percentage of their respective base salaries. In making its determinations regarding 2019 bonuses for Messrs. Goldstein, Dumont and Hudson, the Compensation Committee’s decision was based on the Company’s achievement of predetermined performance

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targets. Mr. Jacobs was paid a pro-rated annual bonus for 2019 pursuant to his employment agreement, as amended. The Compensation Committee believes the Company’s compensation policies do not incentivize our executive officers or other employees to take inappropriate business risks or risks reasonably likely to have a material adverse effect on the Company. The Compensation Committee’s active oversight of bonus payouts to executives, the discretionary nature of the employee bonuses, and the weighing of financial and individual performance factors means there may not be any direct correlation between any particular action by an employee and the employee’s receipt of a bonus. In addition, bonus payouts are capped at 250% for the Chairman and 100% for our other named executive officers, and all employees eligible to receive bonuses are subject to our forfeiture of improperly received compensation policy. Meetings in Executive Session and Presiding Non-Management Director In accordance with applicable rules of the NYSE and the Company’s Corporate Governance Guidelines, the Board has adopted a policy to meet at each regularly scheduled Board meeting in executive session without management directors or any members of the Company’s management being present. In addition, the Board’s independent directors meet at least once each year in executive session. At each executive session, a presiding director chosen by a majority of the directors present presides over the session. Stockholder Communications with the Board Stockholders and interested parties who wish to contact our Board, the Chairman of the Board, the presiding non- management director of executive sessions or any individual director are invited to do so by writing to:Board of Directors of Las Vegas Sands Corp. c/o Corporate Secretary 3355 Las Vegas Boulevard South Las Vegas, Nevada 89109 Complaints and concerns relating to our accounting, internal control over financial reporting or auditing matters should be communicated to the Audit Committee using the procedures described below. All other stockholder and other communications addressed to our Board will be referred to our presiding non-management director of executive sessions and tracked by the Corporate Secretary. Stockholder and other communications addressed to a particular director will be referred to that director. Stockholder Communications with the Audit Committee Complaints and concerns relating to our accounting, internal control over financial reporting or auditing matters should be communicated to the Audit Committee, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to the Audit Committee through the Office of the General Counsel by writing to:Las Vegas Sands Corp.3355 Las Vegas Boulevard South Las Vegas, Nevada 89109Attention: Office of the General Counsel All communications will be reviewed under Audit Committee direction and oversight by the Office of the General Counsel, the Audit Services Group, which performs the Company’s internal audit function, or such other persons as the Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee. The Office of the General Counsel will prepare a periodic summary report of all such communications for the Audit Committee.

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EXECUTIVE OFFICERS This section contains certain information about our current executive officers, including their names and ages (as of the mailing of these proxy materials), positions held and periods during which they have held such positions. There are no arrangements or understandings between our officers and any other person pursuant to which they were selected as officers. Name Age Title Sheldon G. Adelson 86 Chairman of the Board, Chief Executive Officer and Treasurer Robert G. Goldstein 64 President and Chief Operating Officer Patrick Dumont 45 Executive Vice President and Chief Financial Officer D. Zachary Hudson 40 Executive Vice President, Global General Counsel and Secretary For background information on Messrs. Adelson, Goldstein and Dumont, please see “Board of Directors.” Mr.Hudson has been our Company’s Executive Vice President, Global General Counsel and Secretary since September 30, 2019. Prior to joining our Company, Mr. Hudson served as executive vice president, general counsel and corporate secretary for Afiniti, an applied artificial intelligence company, from April 2016 through September 29, 2019, and was an associate and then counsel at Bancroft PLCC, a law firm, from November 2011 to April 2016. Mr. Hudson served as a law clerk to U.S. Supreme Court Chief Justice John Roberts from 2010 to 2011 and to Justice Brett Kavanaugh in the U.S. Court of Appeals for the D.C. Circuit from 2009 to 2010. Prior to attending law school, Mr. Hudson served in the United States Navy, on the USS Santa Fe, as Lieutenant – Assistant Engineer.

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COMPENSATION DISCUSSION AND ANALYSIS The following discussion and analysis contains statements regarding Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts. This discussion supplements the more detailed information concerning executive compensation in the tables and narrative discussion that follow under “Executive Compensation and Other Information.” This Compensation Discussion and Analysis section discusses our compensation philosophy and objectives and the compensation policies and programs for the following individuals who are referred to as our “named executive officers” for 2019: SHELDON G. ADELSON Chairman, Chief Executive Officer and Treasurer ROBERT G. GOLDSTEIN President and Chief Operating Officer PATRICK DUMONT Executive Vice President andChief Financial Officer D. ZACHARY HUDSON Executive Vice President, Global General Counsel and Secretary LAWRENCE A. JACOBS Former Executive Vice President, Global General Counsel and Secretary 2019 ACCOMPLISHMENTS Fiscal 2019 included key accomplishments in connection with the continued execution of our strategic objective of growing the business by making additional investments in expansion of our capacity and investing in capital projects we believe will produce a high return on invested capital in our industry-leading Integrated Resorts in Macao and Singapore. The key accomplishments by our senior management team during 2019 included: Entered into an agreement with the Singapore Tourism Board to invest approximately 4.5 billion Singapore dollars to construct a development, which will include a hotel tower with approximately 1,000 rooms and suites, a rooftop attraction, convention and meeting facilities and a state-of- the-art live entertainment arena with approximately 15,000 seats; Progressed construction in connection with the ongoing$2.2 billion investment program in Macao, including the renovation, expansion and rebranding of Sands Cotai Central into The Londoner Macao, the opening of gaming spaces in the Grand Suites at Four Seasons and utilizing suites in The Londoner Macao Hotel and The Grand Suites at Four Seasons as they are completed on a simulation basis for trial and feedback; Completed the sale of Sands Bethlehem with net proceeds of approximately $1.2 billion; and Received investment grade ratings from Fitch, Moody’s and Standard and Poors and issued $4.0 billion in Company notes to primarily refinance existing credit facilities and extend maturities at a more efficient cost of capital.Along with our commitment to investing in capital projects we believe will produce a high return on invested capital and improving the strength of our balance sheet as described above, we remain committed to returning excess capital to stockholders through dividends and share repurchases, as long as we generate sufficient earnings and cash flow to pay dividends or repurchase shares. We delivered value to stockholders during 2019 by increasing our annual dividend for the eighth consecutive year, resulting in the payment of$2.4 billion in LVSC common stock dividends and completing$754 million in share repurchases.

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—2019 FINANCIAL RESULTS Under the leadership of our executive management team, the Company delivered continued strong operating performance in 2019. As demonstrated below, our operating results have exhibited significant growth over the last four years. (1)Refer to Annex A, which includes a reconciliation of non-GAAP adjusted property EBITDA to net income.(2)Refer to Annex A, which includes a reconciliation of non-GAAP adjusted diluted earnings per share attributable to LVSC to diluted earnings per share —OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM We design our executive compensation program to drive the creation of long-term stockholder value. We do this by tying compensation to the achievement of performance goals that promote creation of stockholder value and by designing compensation to attract and retain high-caliber executives in a competitive market for talent.Our executive compensation program is overseen by the Compensation Committee, which has developed an executive compensation program to accomplish the following primary objectives: Attract and retain key executive talent to support the Company’s strategic growth priorities and culture; Maximize long-term stockholder value through alignment of the compensation and interests of the executive officers with those of our stockholders; Reward the executive officers by aligning their compensation with the achievement of Company financial objectives and their individual performance goals to our strategic objectives; and Promote good corporate citizenship in our executive officers.

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—ELEMENTS OF EXECUTIVE OFFICER COMPENSATION In 2019, the principal components of total direct compensation and their key objectives for the named executive officers are set forth below: Base Salary set by the Compensation Committee in employment agreements to reflect job responsibilities and to provide competitive fixed pay to balance performance- based compensation; Annual Cash Bonus is structured to align to our global financial execution with adjusted property EBITDA targets established annually by the Compensation Committee, taking into consideration the annual budget approved by the Board of Directors. The targets are designed to provide the ability to continue our investment and development initiatives and increase stockholder returns; Equity Awards are granted by the Compensation Committee to provide incentives to create and sustain longer-term growth in stockholder value; and Personal Benefits are provided to allow our executives to effectively and efficiently focus on their Company roles and responsibilities. Note: Target Annual Incentive denotes bonus and Non-Equity Incentive Plan compensation; Other denotes 401(k), life and disability insurance, health care insurance, security and airfare. Stock option related compensation represents the expense incurred by the Company for the respective executive officers for the year ended December 31, 2019, as determined pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. —THE PROCESS OF SETTING EXECUTIVE COMPENSATION We have entered into employment agreements with Messrs. Adelson, Goldstein, Dumont and Hudson. Mr. Jacobs was also party to an employment agreement with us, which terminated on December 17, 2019. The employment agreements provide the overall framework for the compensation for these named executive officers, including base salary, target bonus amounts and equity-based awards. The Compensation Committee approved the compensation packages for Messrs. Adelson, Goldstein, Dumont, Hudson and Jacobs at the time we entered into their respective employment agreements and any amendments thereto and approved all bonuses and equity awards granted during the terms of these agreements and the period in which each of these individuals has served as an executive officer. The Compensation Committee believes that most of the compensation for named executive officers should be at risk and tied to a combination of short-term Company performance and long-term stockholder value. As indicated above, 55% and 72% of the compensation of our Chief Executive Officer and our named executive officers, respectively, varies with either short-term or long-term Company performance. In establishing a mix of fixed and variable compensation, the Compensation Committee seeks to maintain its goal of making compensation overwhelmingly tied to performance, while also affording compensation opportunities that, in success, would be competitive with alternatives available to the executive. Furthermore, when determining the compensation structure for Mr. Adelson, the Compensation Committee took into consideration his position as the majority stockholder of the Company through his and his family’s stock ownership. Because Mr. Adelson’s stockholdings serve to align his interests with other stockholders, his compensation structure is designed to principally provide non-equity linked compensation.

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The Compensation Committee believes at risk compensation provides the executive officers with clear objectives to meet annual financial targets and to continue the historical execution of our strategic objectives of growing our operations by continued investment in our Integrated Resort properties and increasing returns to stockholders, while also aligning the equity component of compensation to long-term stockholder value. We believe the structure of our executive compensation program has been a key driver of the growth in total stockholder return as demonstrated below. (1) TSR is based on stock price appreciation and assumes all dividends are reinvested. —MAJOR ELEMENTS OF EXECUTIVE OFFICER COMPENSATION The major elements of our executive officer compensation and details regarding how each component was determined are described below. Base SalaryBase salary levels for the named executive officers are set forth in their respective employment agreements. The base salary amounts were determined at the time we entered into the various employment agreements based on each individual’s professional experience and scope of responsibilities within our organization, compensation levels for others holding similar positions in other organizations and compensation levels for senior executives at the Company. Short-term IncentivesFor 2019, our named executive officers were eligible for short-term performance-based cash incentives under their employment agreements, subject to the Company’s Executive Cash Incentive Plan. The Executive Cash Incentive Plan establishes a program of short-term incentive compensation awards for executive officers and other key executives that is directly related to our performance results. Predetermined performance targets are used to establish the annual cash incentives for our named executive officers and are comprised of the Company’s adjusted property EBITDA, as adjusted for certain discretionary items deemed appropriate by the Compensation Committee. For Messrs. Adelson, Goldstein, Dumont and Hudson, the Compensation Committee determined the 2019 EBITDA-based performance target to be based on the Company’s consolidated adjusted property EBITDA for the year ended December 31, 2019, adjusted to add back corporate expense and exclude the Management Incentive Program (described below) bonus accrual. Mr. Jacobs was entitled to receive a pro-rata payment of his annual bonus for 2019 based on the terms of the Second Amendment of his Employment Agreement. Adjusted property EBITDA is used to measure the operating performance of our properties compared to those of our competitors. This metric establishes our ability to pay dividends, support the continued investment in our existing properties and future development projects, and our ability to return capital to stockholders through our share purchase program. The Compensation Committee may subsequently approve additional discretionary items to be taken into account when determining the actual performance achieved during the period for purposes of determining the financial achievement

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percentage of the predetermined EBITDA-based performance targets. When determining the 2019 actual EBITDA-based performance for Messrs. Adelson, Goldstein, Dumont and Hudson, the Compensation Committee approved adjustments for the impact of certain variances in table games’ win percentages (hold normalization), foreign exchange rate fluctuations between the U.S. dollar and Singapore dollar, legal settlements paid during the year and prorating for the sale of the Sands Bethlehem property. In determining the 2019 EBITDA-based performance targets, the Compensation Committee’s goal was to set an aggressive objective based on its review of the annual budget information provided by management and the Board’s discussions with our executive officers and management about the assumptions underlying the 2019 budget and the Company’s operating and development plans for 2019. The Compensation Committee believes the achievement of the 2019 performance target required Messrs. Adelson, Goldstein, Dumont and Hudson to perform at a high level to earn the target bonus payment. The Compensation Committee established a 2019 predetermined EBITDA-based performance target for Messrs. Adelson, Goldstein, Dumont and Hudson of $5.02 billion. In 2019, the Company achieved 104.9% of the predetermined EBITDA-based performance target relating to their annual cash bonus.Mr. Adelson Under his amended employment agreement, Mr. Adelson is eligible to receive an annual cash incentive bonus contingent on the Company’s achievement of annual performance targets that are EBITDA-based. Mr. Adelson’s annual cash bonus may range from $0 (if the Company achieves less than 85% of the predetermined EBITDA-based performance target) to a maximum 250% of his annual base salary (if the Company achieves 100% or greater of the predetermined EBITDA-based performance target) (the “Maximum Bonus”). If the Company achieves 85% of the EBITDA target, Mr. Adelson’s annual cash bonus will be 20% of the Maximum Bonus and the amount of the annual cash bonus shall be determined using straight line interpolation of achievement between 85% and 100% of the EBITDA-based performance target. Messrs. Goldstein, Dumont, Hudson and JacobsUnder their employment agreements. Messrs. Goldstein, Dumont and Hudson are eligible to receive discretionary bonuses under the Company’s Management Incentive Program, subject to the Executive Cash Incentive Plan. Mr. Jacobs was eligible to receive a pro-rated annual bonus for 2019 based on the terms of the Second Amendment to his Employment Agreement. The Management Incentive Program, which has been implemented by the Compensation Committee pursuant to the Company’s Executive Cash Incentive Plan, is the Company’s bonus program whose participants also include many of the Company’s employees. Under the Company’s 2019 Management Incentive Program, the Company must achieve at least 90% of the predetermined EBITDA-based performance target in order for Messrs. Goldstein, Dumont and Hudson to be eligible to receive annual bonuses. Their bonus payment amounts can be up to 100% of their respective target awards. Long-term Incentives (Equity Awards)Messrs. Adelson, Goldstein, Dumont and Hudson are, and Mr. Jacobs was, eligible for long-term equity incentives under the Company’s Amended and Restated 2004 Equity Award Plan, which is administered by the Compensation Committee and was created to give us a competitive edge in attracting, retaining and motivating employees and to enable us to provide incentives directly related to increases in our stockholder value. Mr. Adelson is entitled to an annual stock option grant to purchase shares of the Company’s Common Stock in accordance with the Amended and Restated 2004 Equity Award Plan under his amended employment agreement. The employment agreements for Messrs. Goldstein, Dumont, Hudson and Jacobs provided for sign-on equity incentive awards, but did not provide for subsequent or annual grants of equity incentive awards. The Compensation Committee, however, is authorized to award such grants in its sole discretion. Providing such long-term equity incentives: aligns our executive officers’ long-term interest with those of our stockholders; helps drive decisions and achieve goals that help us remain competitive; ensures focus on building and sustaining stockholder value; and promotes retention of our executive officers. Our total stockholder return (“TSR”) over the past 10 years reflects a 579% annual TSR compared to the S&P 500 TSR of 256% over the same period.For more information about equity incentive awards, see “— Executive Compensation Related Policies and Practices— Grant Practices for Stock Options, Restricted Stock and Restricted Stock Units” and “Executive Compensation and Other Information — Employment Agreements.” Grants made during 2019 are included in the 2019 Grants of Plan-Based Awards Table. Personal BenefitsDue to the high visibility of Mr. Adelson and his importance to the Company as the Chief Executive Officer, chairman and controlling stockholder, the Company provides him and his immediate family members with security services. These security services are provided at the advice of an independent security consultant, which is engaged periodically to conduct a comprehensive study of our security program, most recently in March 2018. These security services are included within Mr. Adelson’s amended employment agreement. In addition,

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Mr. Adelson is provided the exclusive use of a car and personal driver and may utilize the company-owned aircraft or the aircraft owned by companies he controls, for business purposes at the cost of the Company. The Company does not pay for or incur any costs for the use of aircraft by Mr. Adelson or his family for personal travel. In March 2018, the Compensation Committee approved medical support services to be provided to Mr. Adelson at the cost of the Company. Mr. Adelson recognizes imputed taxable income for these medical services and is not provided a tax reimbursement. Pursuant to his employment agreement and at the advice of an independent security consultant, Mr. Goldstein also receives personal security services to address safety concerns resulting from his position as the Company’s President and Chief Operating Officer. In addition, Mr. Goldstein uses company- owned aircraft or the aircraft owned by companies controlled by Mr. Adelson under the aircraft time share agreements, for business and personal travel to mitigate the aforementioned security concerns. Mr. Goldstein recognizes taxable income for any personal aircraft usage by him or his immediate family members, for which he receives a tax reimbursement from the Company for such personal aircraft usage. We consider the security and medical services provided to Mr. Adelson and the security services provided to Mr. Goldstein to be necessary business expenses for the benefit of the Company and not a personal benefit; however, because these services may be viewed as a benefit to these named executive officers, we disclose the aggregate costs of these services in the “All Other Compensation” table in “Executive Compensation and Other Information.” The costs of providing these security and medical services to Mr. Adelson and security services to Mr. Goldstein may fluctuate from year to year due to necessary security measures, travel schedules, and other factors. We provide our named executive officers with certain other personal benefits, each of which the Compensation Committee believes are reasonable and in the best interests of the Company and our stockholders. The Company owns and operates several aircraft and utilizes aircraft owned by companies controlled by Mr.Adelson under timeshare agreements as further described in “Certain Transactions — Transactions Related to Aircraft — Time Sharing Agreements.” Although the primary purpose of these aircraft is to attract and transport customers to our properties, our named executive officers are allowed to utilize these aircraft for business purposes, subject to appropriate approvals. On certain occasions, we permit our named executive officers to be accompanied by their spouse or other immediate family members during business trips as there is no incremental cost to the Company for these additional passengers. In addition to their eligibility to participate in our health, welfare and retirement programs generally available to all of our eligible employees, our named executive officers are also eligible to participate in a supplemental medical expense reimbursement program. As an operator of Integrated Resorts, we provide our named executive officers with complimentary meals for business purposes at our restaurants and allow them to utilize Company personnel, facilities and services on a limited basis; however, such use of Company resources and services is subject to the receipt of appropriate approvals and requires the named executive officer to reimburse the Company in full for such use.

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Employment AgreementsMessrs. Adelson, Goldstein, Dumont and Hudson are employed pursuant to multi-year employment agreements that reflect the individual negotiations with each of them. We use multi-year employment agreements to foster retention and succession planning, to be competitive and to protect the business with restrictive covenants, such as non- competition, non-solicitation and confidentiality provisions. The employment agreements provide for severance pay in the event of the involuntary termination of the executive’s employment without cause (or, where applicable, termination for good reason), which allows these executives to remain focused on the Company’s interests and, where applicable, serves as consideration for the restrictive covenants in their employment agreements. Employment agreement terms and compensation for our executive officers are summarized as follows: MR. ADELSON Employment Agreement Term Originally effective as of December 20, 2004 Amended employment agreement effective as of January 1, 2017 Initial term expires on December 31, 2021, and is subject to automatic extensions for successive one-year periods unless Mr. Adelson gives notice of his intention not to renew the agreement, no later than 60 days prior to the expiration of the initial term or any renewal term The Compensation Committee believed amending his employment agreement was in the best interests of the Company and its stockholders and, based on discussions with AETHOS, the terms of Mr. Adelson’s amended employment agreement were fair to the Company Salary Mr. Adelson’s base salary in 2019 was $5,000,000 and remained unchanged from 2018. Short-Term Incentive Under his amended employment agreement, Mr. Adelson is eligible to receive an annual cash incentive bonus contingent on the Company’s achievement of annual performance targets that are EBITDA-based. Mr. Adelson’s annual cash bonus may range from $0 (if the Company achieves less than 85% of the predetermined EBITDA-based performance target) to a maximum 250% of his annual base salary (if the Company achieves 100% or greater of the predetermined EBITDA-based performance target) (the “Maximum Bonus”). If the Company achieves 85% of the EBITDA target, Mr. Adelson’s annual cash bonus will be 20% of the Maximum Bonus and the amount of the annual cash bonus shall be determined using straight line interpolation of achievement between 85% and 100% of the EBITDA-based performance target.In January 2020, Mr. Adelson was paid a bonus of $12,500,000, or the Maximum Bonus, with respect to the Company’s 2019 performance. Long-Term Incentive Under his amended employment agreement, Mr. Adelson is entitled to receive an annual equity incentive award with a total grant value of $1,000,000. The equity incentive award value is granted in the form of stock options, the number of which is determined based on the grant date Black-Scholes value of the award. The stock option grant vests in three equal annual installments and will expire ten years from the date of grant.On February 1, 2019, Mr. Adelson received the 2019 grant of options to purchase 129,701 shares of our Common Stock, based on the Black-Scholes value of the stock option award on the grant date. Personal Benefits* Mr. Adelson is entitled to: Reimbursement up to $200,000 annually for personal legal and financial planning fees and expenses under his amended employment agreement. During the term of his employment, full-time and exclusive use of an automobile and a driver of his choice and the use of a Boeing Business Jet for his and his companions’ travel in connection with Company business. Pursuant to his amended employment agreement and the advice of an independent security consultant, security services for himself, his wife and his children, until the age of 22. Pursuant to its consideration of appropriate circumstances, the Compensation Committee approved a one-year extension of security services for one of the children. The Company has received reports from its independent security consultant on the need to provide security coverage to Mr. Adelson and his family, most recently in March 2018. Medical support services to Mr. Adelson provided by the Company, the cost of which is considered taxable income to Mr. Adelson. Such services were approved by the Compensation Committee in October 2018.The personal use of Company personnel, facilities and services on a limited basis and subject to the receipt of the appropriate approvals. Mr. Adelson is required to reimburse the Company in full for these services.Mr. Adelson participates in a group supplemental medical insurance program available only to certain of our senior officers.

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MR. GOLDSTEIN Employment Agreement Term Originally effective as of January 1, 2015 Amended on November 20, 2018 and effective as of January 1, 2020 Terminates on December 31, 2024 The Compensation Committee considered factors including Mr. Goldstein’s performance as the Company’s President and Chief Operating Officer, his tenure at the Company, his business experience and knowledge of the gaming industry and the Chief Executive Officer’s recommendations when approving Mr. Goldstein’s amended employment agreement. Salary Mr. Goldstein’s base salary in 2019 was $3,400,000 and remained unchanged from 2018. His base salary for the period of January 1, 2020 through December 31, 2024, will increase to $4,500,000 pursuant to his amended employment agreement dated November 20, 2018. Short-Term Incentive Under his amended employment agreement, Mr. Goldstein has a target bonus opportunity of 100% of his base salary, or$3,400,000, subject to his achievement of performance criteria established by the Compensation Committee. The actual amount of Mr. Goldstein’s bonus was determined by the Compensation Committee in its sole discretion in accordance with the Company’s Management Incentive Program, after consultation with the Company’s Chief Executive Officer.In January 2020, Mr.Goldstein was paid a bonus of $3,400,000 with respect to the Company’s 2019 performance, representing 100% of his target bonus opportunity. Long-Term Incentive Mr. Goldstein did not receive any equity grants in 2019. Personal Benefits* Mr. Goldstein is entitled to: A jet aircraft available for business and personal use and Mr. Goldstein may bring immediate family members with him on these trips. At his election, first class travel on commercial airlines for all business trips and first class hotel accommodations. A country club membership. Mr. Goldstein reimburses the Company in full for any personal use of this membership. Pursuant to the approval of the Compensation Committee in July 2018 and the advice of an independent security consultant, security services at the Company’s expense. The personal use of Company personnel, facilities and services on a limited basis and subject to the receipt of the appropriate approvals. Mr. Goldstein is required to reimburse the Company in full for these services.Mr.Goldstein participates in a group supplemental medical insurance program available only to certain of our senior officers. MR. DUMONT Employment Agreement Term Effective as of January 1, 2016 Terminates on December 31, 2020 The Compensation Committee considered factors including Mr. Dumont’s finance background and experience with the Company when approving his employment agreement. Salary Mr. Dumont’s base salary in 2019 was $1,200,000 and remained unchanged from 2018. Short-Term Incentive Under his employment agreement, Mr. Dumont has a target bonus opportunity of 100% of his base salary, or $1,200,000, subject to his achievement of performance criteria established by the Compensation Committee. The actual amount of Mr.Dumont’s bonus was determined by the Compensation Committee in its sole discretion in accordance with the Company’s Management Incentive Program, after consultation with the Company’s Chief Executive Officer. In January 2020, Mr.Dumont was paid a bonus of $1,200,000 with respect to the Company’s 2019 performance, representing 100% of his target bonus opportunity. Long-Term Incentive Mr. Dumont did not receive any equity grants in 2019. Personal Benefits* The personal use of Company personnel, facilities and services on a limited basis and subject to the receipt of the appropriate approvals. Mr. Dumont is required to reimburse the Company in full for these services. Mr. Dumont participates in a group supplemental medical insurance program available only to certain of our senior officers.

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MR. HUDSON Employment Agreement Term Effective as of September 30, 2019 Terminates on October 1, 2022 The Compensation Committee considered factors including Mr. Hudson’s extensive legal background and experience when approving his employment agreement. Salary Mr. Hudson’s base salary of $850,000 was established under his employment agreement when he joined the Company in September 2019. Short-Term Incentive Under his employment agreement, Mr. Hudson has a target bonus opportunity of 100% of his base salary, or $850,000, subject to his achievement of performance criteria established by the Compensation Committee. The actual amount of Mr.Hudson’s bonus was determined by the Compensation Committee in its sole discretion in accordance with the Company’s Management Incentive Program, after consultation with the Company’s Chief Executive Officer. In January 2020, Mr. Hudson was paid a bonus of $216,750 with respect to the Company’s 2019 performance, representing 100% of his target bonus opportunity, pro-rated from the date he joined the Company in 2019. Long-Term Incentive Pursuant to his 2019 employment agreement, Mr. Hudson was granted a one-time award of options to purchase 150,000 shares of our Common Stock, which vests in three equal installments of 50,000 shares on each anniversary of his employment term. Personal Benefits* The personal use of Company personnel, facilities and services on a limited basis and subject to the receipt of the appropriate approvals. Mr. Hudson is required to reimburse the Company in full for these services. Mr. Hudson participates in a group supplemental medical insurance program available only to certain of our senior officers. MR. JACOBS Employment Agreement Term Originally effective as of August 23, 2016 Amended as of October 9, 2018 and further amended as of June 21, 2019 Terminates at any time upon providing two weeks’ notice. Mr. Jacobs ceased employment with the Company on December 17, 2019 The Compensation Committee considered factors including Mr. Jacobs’s extensive legal background and experience when approving his employment agreement. Salary Mr. Jacobs’s annual base salary was $890,000 as of December 17, 2019, the date Mr. Jacobs’ employment with the Company terminated. Short-Term Incentive Under the Second Amendment of his Employment Agreement, Mr.Jacobs was paid a one-time retention bonus of $1,260,833 in August 2019. Mr. Jacobs’ employment with the Company was terminated on December 17, 2019 and he received a pro- rated annual bonus payment for 2019 of $370,834 on December 20, 2019. Long-Term Incentive Mr. Jacobs did not receive any equity grants in 2019. * Personal Benefits: The Compensation Committee believes providing these benefits to our executives is appropriate as it facilitates our executives’ performance of their duties. For more information, see footnote (4) to the 2019 Summary Compensation Table under “Executive Compensation and Other Information.”

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Change in Control and Termination Payments The employment agreements with Messrs. Adelson, Goldstein, Dumont, Hudson and Jacobs provide for payments and the continuation of benefits upon certain terminations of employment, including for Messrs. Adelson, Goldstein and Dumont, following a change in control of the Company. Mr. Adelson’s employment agreement provides he may voluntarily terminate his employment at any time during the one-year period following a change in control. Mr. Goldstein’s and Mr. Dumont’s employment agreements provide the executive may voluntarily terminate his employment agreement upon 30 days’ and 90 days’ written notice, respectively, following a change in control, provided that his termination of employment may not be effective until twelve months following the change in control. In addition, the employment agreements with Messrs. Adelson, Goldstein, Dumont, Hudson and Jacobs include restrictive covenants relating to future employment. The Compensation Committee believes the post-termination payments provide important retention incentives during what can be an uncertain time for executives. They also provide executives with additional monetary motivation to focus on and complete a transaction that the Board of Directors believes is in the best interests of our stockholders rather than to seek new employment opportunities. Under their employment agreements, if any payments to our executive officers are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Code”), the payments that are considered to be “parachute payments” will be limited to the greatest amount that can be paid without causing any excise tax to be applied to the executive or loss of deduction to the Company, but only if, by reason of such reduction, the net after-tax benefit to them (as defined in their employment agreement) exceeds the net after-tax benefit if the reduction were not made. The Company’s Amended and Restated 2004 Equity Award Plan was originally established in 2004. The purpose of the plan is to provide a means through which the Company may attract able persons to enter and remain in the employ of the Company. The change in control provisions of the plan were designed in furtherance of this goal. Further information about benefits upon certain terminations of employment (including following a change in control) are described under “Executive Compensation and Other Information — Potential Payments Upon Termination or Change in Control.” TAX AND ACCOUNTING CONSIDERATIONS RELATING TO EXECUTIVE COMPENSATION Section 162(m) of the Internal Revenue Code Section 162(m) of the Code generally disallows deductions for compensation paid to certain members of senior management in excess of $1 million per year. Historically, this deduction limitation did not apply to “performance-based” compensation as described in the regulations under Section 162(m). Compensation is generally “performance-based” if it was contingent on the attainment of pre-established objective performance goals approved by the stockholders within the past five years. The annual bonus awards under our Executive Cash Incentive Plan and the equity awards under our Amended and Restated 2004 Equity Award Plan were designed to maximize tax deductibility by satisfying the performance- based compensation exception to Section 162(m). n December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “Act”). The Act made significant changes to the executive compensation deduction rules in Section 162(m). These changes are generally effective for compensation paid in taxable years beginning after December 31, 2017, unless transition relief is available. The Act eliminated the historic exception for qualified “performance-based” compensation in determining the deductibility limitation. In addition, the Act provided the Section 162(m) deduction limitation will apply to annual compensation paid to an individual who served as the chief executive officer or chief financial officer at any time during the taxable year or one of the three highest compensated officers (other than the chief executive officer or chief financial officer) for the taxable year (collectively, the “covered employees”). Once an individual is a covered employee for a taxable year beginning after December 31, 2016, the individual is considered a covered employee for all future years, including after termination of employment and even after death. These changes effectively eliminated the opportunity to design executive compensation programs for our named executive officers on a go-forward basis that are fully tax-deductible. Therefore, the tax-deductibility of compensation had less of an impact on the design of our executive compensation programs in 2019, and we expect that tax-deductibility will continue to have less of an impact on our program design in the future. The Act includes a transition relief rule pursuant to which the changes to Section 162(m) under the Act, including the elimination of the exception for qualified “performance- based” compensation, will not apply to compensation payable pursuant to a written binding contract that was in effect

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on November 2, 2017, and is not materially modified after that date. To the extent applicable to our existing contracts and awards, we expect to take advantage of this transition relief rule whenever possible. To preserve our flexibility to attract and retain key executive talent and provide executive compensation in a manner that aligns the interests of our named executive officers with those of our stockholders, however, we do not expect to limit our actions with respect to executive compensation solely to preserve tax-deductibility under the Section 162(m) transition relief rule. EXECUTIVE COMPENSATION RELATED POLICIES AND PRACTICES Policies Regarding Stock Ownership and Hedging the Economic Risk of Stock Ownership The Company believes the number of shares of the Company’s Common Stock owned by each executive officer is a personal decision and encourages stock ownership, including through the compensation policies applicable to its executive officers. Accordingly, the Company has not adopted a policy requiring its executive officers to hold a minimum amount of the Company’s Common Stock during their employment at the Company. Under our securities trading policy, our officers, directors and employees are not permitted to hold our Common Stock in a margin account or pledge our Common Stock for a loan, sell our Common Stock short, buy or sell puts, calls or other derivative instruments relating to our Common Stock or enter into hedging or monetization transactions involving our Common Stock. Forfeiture of Improperly Received Compensation Policy The Board of Directors has adopted a forfeiture of improperly received compensation policy (the “Policy”), which applies to all employees of the Company and its affiliates eligible to receive a bonus, incentive or equity award based in whole or in part on financial performance measures. The Policy applies whenever (1) there is a restatement (as such term is defined in the Policy) and it results in a revision to one or more performance measures used to determine an annual bonus or other incentive or equity-based compensation paid or awarded to an employee in respect of the period(s) to which the restatement relates (the “relevant period”), (2) the relevant period commenced not more than three years prior to the time at which the need for the restatement is identified, (3) such revision results in a reduction in the amount or value of such bonus or other incentive or equity-based compensation and (4) such restatement is, in whole or in part, caused by the employee’s misconduct (“Misconduct,” as such term is defined in the Policy). The Board, or a designated Committee, may in its discretion require repayment and forfeiture of all or a portion of any bonus or incentive or equity-based compensation awarded to or received or earned by such employee in respect of the relevant period, generally to the extent such bonus or incentive or equity-based compensation exceeds the amount that would have been awarded, received or earned based on the revised performance measures. Whether an employee has engaged in Misconduct and the amount or value to be repaid and forfeited shall be determined in the sole discretion of the Board or a designated Committee. Grant Practices for Stock Options, Restricted Stock and Restricted Stock Units As discussed above, on February 1, 2019, the Company granted Mr.Adelson stock options for the 2019 calendar year, pursuant to his amended employment agreement. Mr. Hudson was also granted a one-time award of stock options in connection with the execution of his employment agreement.Grants of stock options, restricted stock and restricted stock units under our Amended and Restated 2004 Equity Award Plan are approved by the Compensation Committee. Each member of the Compensation Committee is an independent director and an outside director within the meaning of Section 162(m). The exercise price of all stock options to purchase shares of our Common Stock is equal to the fair market value of our Common Stock on the grant date.

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—ADVISORY VOTE ON EXECUTIVE COMPENSATION At our 2019 annual meeting, our stockholders provided an advisory (non-binding) vote on the fiscal 2018 compensation of our named executive officers, which we refer to as the “say-on-pay” vote. The compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the proxy statement) was approved, with more than 61% of the votes cast voting “for” approval of the “say- on-pay” proposal. The Compensation Committee noted the results of the 2019 “say-on-pay” vote and, as a result, we have initiated discussions with our stockholders with regard to the results of the 2019 “say-on-pay” vote and other corporate governance matters. We will continue to solicit input during 2020 from stockholders and will present the results of these discussions to our Compensation Committee. —THE COMMITTEE’S COMPENSATION CONSULTANT The Compensation Committee retained AETHOS Consulting Group (“AETHOS”) as its independent compensation consultant for 2019. AETHOS provides its advice on an as-needed basis upon the request of the Compensation Committee. The Compensation Committee determined AETHOS to be independent under applicable SEC and NYSE rules, based on the Committee’s review of the services provided to the Company as described above and information provided by AETHOS, and concluded no conflict of interest exists that would prevent AETHOS from independently advising the Compensation Committee.

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COMPENSATION COMMITTEE REPORT The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis contained in this Proxy Statement with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Directors the Compensation Discussion and Analysis be included by reference in the Company’s Annual Report on Form 10-K and this Proxy Statement. Charles A. Koppelman, Chair Micheline Chau David F. Levi The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

2019 SUMMARY COMPENSATION TABLE

The following table provides information regarding compensation for the years indicated for our named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compensation[3] ($)	All Other Compensation[4] ($)	Total ($)
Sheldon G. Adelson Chairman of the Board, Chief Executive Officer and Treasurer	2019	$ 5,000,000	$ —	$ —	$ 1,000,000	$ 12,500,000	$ 6,180,118	$ 24,680,118
	2018	$ 5,000,000	$ —	$ —	$ 1,000,000	$ 12,500,000	$ 5,512,913	$ 24,012,913
	2017	$ 5,000,000	$ —	$ 1,380,870	$ 2,825,000	$ 12,500,000	$ 4,380,629	$ 26,086,499
Robert G. Goldstein President and Chief Operating Officer	2019	$ 3,400,000	$ —	$ —	$ —	$ 3,400,000	$ 1,533,800	$ 8,333,800
	2018	$ 3,400,000	$ —	$ —	$ 15,875,000	$ 3,400,000	$ 1,993,472	$ 24,668,472
	2017	$ 3,400,000	$ —	$ —	$ —	$ 3,400,000	$ 1,343,765	$ 8,143,765
Patrick Dumont Executive Vice President and Chief Financial Officer	2019	$ 1,200,000	$ —	$ —	$ —	$ 1,200,000	$ 13,388	$ 2,413,388
	2018	$ 1,200,000	$ —	$ —	$ —	$ 1,200,000	$ 12,952	$ 2,412,952
	2017	$ 1,200,000	$ —	$ —	$ —	$ 1,200,000	$ 103,792	$ 2,503,792
D. Zachary Hudson[5] Executive Vice President, Global General Counsel and Secretary	2019	$ 196,154	$ —	$ —	$ 948,000	$ 216,750	$ 99,388	$ 1,460,292
Lawrence A. Jacobs[6] Executive Vice President, Global General Counsel and Secretary	2019	$ 879,731	$ 1,631,667	$ —	$ —	$ —	$ 151,673	$ 2,663,071
	2018	$ 890,000	$ 890,000	$ —	$ —	$ —	$ 14,952	$ 1,794,952
	2017	$ 890,000	$ 890,000	$ —	$ —	$ —	$ 14,804	$ 1,794,804

(1) The amounts in this column represent the grant date fair value of the restricted shares issued, as determined pursuant to ASC Topic 718.

(2) The amounts in this column represent the grant date fair value of the options issued, as determined pursuant to ASC Topic 718. The number of shares underlying the options is based on the Black-Scholes option valuation model. Assumptions used in the Black-Scholes calculation are disclosed in Note 16 to the consolidated financial statements for the years ended December 31, 2017, 2018 and 2019, included in the Company's 2019 Annual Report on Form 10-K.

(3) Consists of short-term performance-based cash incentives under the Company's Executive Cash Incentive Plan as further described in "Compensation Discussion and Analysis — Elements of Executive Officer Compensation and Why We Chose to Pay Each Element — Short-term Incentives."

(4) Amounts included in "All Other Compensation" for 2019 are detailed in the table below.

(5) Mr. Hudson joined the Company on September 30, 2019.

(6) Mr. Jacobs ceased employment with the Company on December 17, 2019. Under the Second Amendment of his Employment Agreement, Mr. Jacobs received a one-time retention bonus of $1,260,833 in 2019 and a pro-rated annual bonus payment for 2019 of $370,834 on December 20, 2019.

LAS VEGAS SANDS CORP. • 2020 PROXY STATEMENT 43

EXECUTIVE COMPENSATION AND OTHER INFORMATION

ALL OTHER COMPENSATION

Named Executive Officer		401(k) Plan ($)(i)		Life and Disability Insurance ($)(ii)		Health Care Insurance ($)(iii)		Security(iv)		Medical Support Services(v)		Other ($)(vi)		Total ($)
Sheldon G. Adelson	$	—	$	11,438	$	106,543	$	5,079,054	$	544,466	$	438,617	$	6,180,118
Robert G. Goldstein	$	7,390	$	12,641	$	66,600	$	505,263	$	—	$	941,906	$	1,533,800
Patrick Dumont	$	—	$	3,058	$	5,547	$	—	$	—	$	4,783	$	13,388
D. Zachary Hudson	$	4,150	$	—	$	—	$	—	$	—	$	95,238	$	99,388
Lawrence A. Jacobs	$	7,390	$	7,184	$	—	$	—	$	—	$	137,099	$	151,673

(i) The amounts listed for Messrs. Goldstein, Hudson and Jacobs are the matching contribution made under the Las Vegas Sands Corp. 401(k) Retirement Plan, which is a tax-qualified defined contribution plan that is generally available to our eligible employees.

(ii) The amounts are imputed as income in connection with our payments in 2019 of premiums on group term life insurance and short-term disability insurance. A lower amount of group term life insurance is generally available to all salaried employees. Short-term disability insurance is also generally available to all salaried employees.

(iii) During 2019, Messrs. Adelson, Goldstein, Dumont and Hudson participated in a group supplemental medical expense reimbursement plan available only to certain of our senior officers. The supplemental insurance coverage is in excess of the coverage provided by our group medical plan. The amounts in the table represent administration fees and reimbursements of qualified medical expenses in 2019 under this plan.

(iv) The amount relates to the Company's cost to provide security to Mr. Adelson and his immediate family and to Mr. Goldstein.

(v) The amount relates to the Company's cost to provide medical support services to Mr. Adelson.

(vi) The amount in the table for Mr. Adelson consists of (a) the annual reimbursement of professional fees of $200,000, (b) $179,461 for accrued dividends received upon the vesting of his restricted stock during 2019 and (c) the costs of an automobile provided to Mr. Adelson of $43,931 and (d) other fringe benefits. The amount in the table for Mr. Goldstein consists of (a) $821,698 related to Mr. Goldstein's personal use of aircraft based on the aggregate incremental cost to the Company, which is calculated based on the allocable flight-specific costs of the personal flights (including, where applicable, return flights with no passengers) and includes costs such as fuel, catering, crew expenses, navigation fees, ground handling, unscheduled maintenance, ground transportation and air phones, but excludes fixed costs such as depreciation and overhead costs, (b) $93,118 for the reimbursement of taxes relating to this personal aircraft usage and (c) country club dues and other fringe benefits. The amount in the table for Mr. Hudson consists of (a) relocation allowance of $67,000 and (b) $28,238 for the reimbursement of taxes relating to his relocation allowance. The amount in the table for Mr. Jacobs consists of (a) payout of accrued vacation pay of $95,846, (b) relocation allowance of $25,020 and (c) reimbursement of taxes relating to his relocation allowance of $16,233.

44 LAS VEGAS SANDS CORP. • 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

2019 GRANTS OF PLAN-BASED AWARDS

The following table presents information on potential payment opportunities in respect of 2019 performance for Messrs. Adelson, Goldstein, Dumont, Hudson and Jacobs and equity awards granted to them during 2019 under our Amended and Restated 2004 Equity Award Plan:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Sheldon G. Adelson	2/1/19					129,701	$ 59.89	$ 1,000,000
Annual bonus		$ —	$ 12,500,000	$ 12,500,000				
Robert G. Goldstein								
Annual bonus		$ —	$ 3,400,000	$ 3,400,000				
Patrick Dumont								
Annual bonus		$ —	$ 1,200,000	$ 1,200,000				
D. Zachary Hudson	9/30/19					150,000	$ 57.76	$ 948,000
Annual bonus		$ —	$ 850,000	$ 850,000				
Lawrence A. Jacobs								
Annual bonus(3)		$ —	$ —	$ —				

(1) The amounts shown in these columns represent a range of potential incentive payment opportunities for 2019 based on certain specified EBITDA assumptions under Mr. Adelson's employment agreement and our Executive Cash Incentive Plan. In accordance with his employment agreement, Mr. Adelson's annual cash bonus may range from $0 (if the Company achieves less than 85% of the predetermined EBITDA-based performance target) to a maximum 250% of his annual base salary (if the Company achieves 100% or greater of the predetermined EBITDA-based performance target). For 2019, Messrs. Goldstein, Dumont and Hudson were eligible to receive discretionary bonuses of 100% of their annual base salaries, provided the threshold performance targets, to the extent set by the Compensation Committee, were met. See the discussion under "— Employment Agreements," as well as under "Compensation Discussion and Analysis — Elements of Executive Officer Compensation and Why We Chose to Pay Each Element — Short-term Incentives" for more information regarding bonus incentive awards.

(2) Calculated based on the aggregate grant date fair value computed in accordance with ASC Topic 718 regarding share-based payments. For a discussion of the relevant assumptions used in the calculation of these amounts, see Note 16 to the consolidated financial statements for the year ended December 31, 2019, included in the Company's 2019 Annual Report on Form 10-K.

(3) Mr. Jacobs did not participate in the Executive Cash Incentive Plan, but under the Second Amendment of his employment agreement, Mr. Jacobs was entitled to receive a pro-rata payment of his annual bonus payment, which is reported in the "Bonus" column of the 2019 Summary Compensation Table.

LAS VEGAS SANDS CORP. • 2020 PROXY STATEMENT 45

—OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END The following table sets forth information concerning our stock options and shares of restricted stock held by Messrs. Adelson, Goldstein, Dumont and Hudson as of December 31, 2019. Mr. Jacobs did not hold any stock options, shares of restricted stock or restricted stock units as of December 31, 2019. Name Option Awards Number of Securities Underlying Unexercised Options (#)Exercisable Number of Securities Underlying Unexercised Options (#)Unexercisable Option Exercise Price($) Option Expiration Date Stock Awards Number of Shares or Units of Stock That Have Not Vested (#) Market Value of Shares or Units of Stock That Have Not Vested(1) ($) Sheldon G. Adelson 55,169 — $75.26 1/27/2024 8,298(2) $572,894 — 77,991(3) $40.87 1/25/2026 —102,412(4) $55.47 1/22/2027 77,071 38,535(5) $63.26 9/5/2027 27,078 54,156(6) $75.18 2/1/2028 — 129,701(7) $59.89 1/31/2029 Robert G. Goldstein 2,250,000 — $56.11 12/8/2024 — 2,500,000(8) $50.33 11/19/2028 Patrick Dumont 75,000 350,000(9) $52.53 3/28/2026 D. Zachary Hudson — 150,000(10) $57.76 9/29/2029 (1)Market value is determined based on the closing price of our Common Stock of $69.04 on December 31, 2019, as reported on the NYSE and equals the closing price multiplied by the number of shares underlying the grants.(2)The remaining unvested portion of restricted stock awards vested on January 1, 2020.(3)The remaining unvested portion of this stock option grant vested on January 1, 2020.(4)Of the remaining unvested portion of this stock option grant, 51,206 options vested on January 1, 2020 and 51,206 options vest on January 1, 2021.(5)The remaining unvested portion of this stock option grant vests on September 6, 2020.(6)Of the remaining unvested portion of this stock option grant, 27,078 vested on February 2, 2020 and 27,078 vest on February 2, 2021.(7)The remaining unvested portion of this stock option grant vests as follows: 43,234 options vested on February 1, 2020, 43,234 options vest on February 1, 2021 and 43,233 options vest on February 1, 2022. (8)This stock option grant vests in five equal installments on January 1, 2021, 2022, 2023 and 2024 and December 31, 2024.(9)The remaining unvested portion of this stock option grant vests on December 31, 2020.(10)This stock option grant vests in three equal installments on September 30, 2020, 2021 and 2022.

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OPTION EXERCISES AND STOCK VESTED IN 2019 The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock awards by our named executive officers during 2019: Name Option Awards Stock Awards Number of Shares Acquired on Exercise (#) Value Realized on Exercise (1) ($) Number of Shares Acquired on Vesting (#) Value Realized on Vesting (2) ($) Sheldon G. Adelson 166,626 $ 2,062,356 23,109 $ 1,202,823 Robert G. Goldstein - $ - - $ - Patrick Dumont 75,000 $ 594,750 - $ - D. Zachary Hudson - $ - - $ - Lawrence A. Jacobs 133,333 $ 1,258,326 - $ - (1) The value realized on exercise is the difference between the market price of our Common Stock as reported on the NYSE at the time of exercise and the closing price of our Common Stock at the time of grant, multiplied by the number of exercised stock options. (2) Market value on each vesting date is determined based on the closing price of our Common Stock as reported on the NYSE on the applicable vesting date (or the last trading date before the vesting date if the vesting date falls on a non-trading date) and equals the closing price multiplied by the number of vested shares.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL Employment Agreements The employment agreements for Messrs. Adelson, Goldstein, Dumont, Hudson and Jacobs (prior to ceasing to serve) provide for payments and the continuation of benefits upon certain terminations of employment from the Company. All payments under the executive employment agreements for Messrs. Adelson, Goldstein, Dumont, Hudson and Jacobs (prior to ceasing to serve) in connection with a termination of employment are subject to the applicable named executive officer's agreement to release the Company from all claims relating to his employment and the termination of his employment. These named executive officers also are subject to covenants restricting their ability to compete with the Company or to hire Company employees for a specified period following termination of employment. Change in Control Arrangements The employment agreements for Messrs. Adelson, Goldstein and Dumont provide severance benefits in the context of a "change in control" of the Company, which is defined in the Company's Amended and Restated 2004 Equity Award Plan and is deemed to occur upon: zz the acquisition by any individual, entity or group of beneficial ownership of 50% or more (on a fully diluted basis) of either the then outstanding shares of the Company's Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a change in control: (i) any acquisition by the Company or any affiliate (as defined), (ii) any acquisition by any employee benefit plan sponsored or maintained by the Company or any affiliate, (iii) any acquisition by Mr. Adelson or any related party (as defined in the Amended and Restated 2004 Equity Award Plan) or any group of which Mr. Adelson or a related party is a member, (iv) certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction that do not result in a change of ultimate control of more than 50% of the total voting power of the resulting entity or the change in a majority of the Board of Directors, or (v) in respect of an executive officer, any acquisition by the executive officer or any group of persons including the executive officer (or any entity controlled by the executive officer or any group of persons including the executive officer); zz the incumbent members of the Board of Directors on the date that the agreement was approved by the incumbent directors or directors elected by stockholder vote (other than directors elected as the result of an actual or threatened election contest) cease for any reason to constitute at least a majority of the board; zz the Company's dissolution or liquidation; zz the sale, transfer or other disposition of all or substantially all of the Company's business or assets other than any sale, transfer or disposition to Mr. Adelson or one of his related parties; or zz the consummation of certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction unless, immediately following any such business combination, there is no change of ultimate control of more than 50% of the total voting power of the resulting entity or change in a majority of the Board of Directors.

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Named Executive Officers' Benefits upon Termination or Change in Control The following summaries are qualified in all respects by the terms of the applicable employment agreements and applicable law. Mr. Adelson The Company is obligated to pay or provide Mr. Adelson (or his estate) the following under the various termination scenarios pursuant to his employment agreement: Reason for Termination Mr. Adelson is Entitled To: Company Terminates for Cause zz base salary through the date of termination NEO Terminates for Good Reason (No Change in Control) zz all accrued and unpaid base salary and bonus through the date of termination zz his base salary and bonus, if applicable, he would have received had he remained employed through the remainder of the term of his employment agreement, or twelve months, whichever is longer zz a pro rata bonus for the year of termination of employment at the time the bonus would normally be paid based on the amount of bonus Mr. Adelson would have earned had he remained employed for the full year zz full vesting of all unvested options and restricted stock awards outstanding on the date of termination of employment, with all option awards remaining exercisable during the full original term of the option zz continued health and welfare benefits for the remainder of the term of the employment agreement (or, if longer, for twelve months following the date of termination, or, if earlier, until he receives health and welfare coverage from a subsequent employer) Change in Control (For Good Reason Within Two-Years or Voluntary Termination Within One-Year Of Change In Control) (1) zz all accrued and unpaid base salary and bonus through the date of termination zz a lump sum payment of two times the sum of his salary and the Maximum Bonus for the year of termination zz a pro rata portion of the Maximum Bonus for the year of termination of employment zz full vesting of all unvested options and restricted stock awards outstanding on the date of termination of employment, with all option awards remaining exercisable during the full original term of the option zz continued health and welfare benefits for two years following termination (or, if earlier, until he receives health and welfare coverage from a subsequent employer) and employer contributions to non-qualified retirement plans and deferred compensation plans, if any, for two years following the date of termination, provided that the Company's obligation to provide these benefits shall cease under certain circumstances Death or Disability zz all accrued and unpaid base salary and bonus through the date of termination zz continued payments of base salary and annual bonus he would have received had he remained employed through the twelve months following the date of termination, less any applicable short-term disability insurance payments zz a pro rata bonus for the year of termination of employment at the time the bonus would normally be paid based on the amount of bonus Mr. Adelson would have earned had he remained employed for the full year zz full vesting of all unvested options and restricted stock awards outstanding on the date of termination of employment, with all option awards remaining exercisable during the full original term of the option zz continued health and welfare benefits, including for Mr. Adelson's covered dependents, for twelve months following the date of termination Retirement zz all accrued and unpaid base salary and bonus through the date of termination zz a pro rata bonus for the year of termination of employment at the time the bonus would normally be paid based on the amount of bonus Mr. Adelson would have earned had he remained employed for the full year zz continued vesting of all equity awards (including incentive awards granted under his employment agreement) in accordance with their terms so that all such awards continue to vest and any exercise periods continue, at the same rate as if Mr. Adelson had remained employed by the Company zz continued health and welfare benefits for twelve months following termination (1) If the change in control, however, does not satisfy the definition of a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation, pursuant to Section 409A of the Code, then the payment of two times salary plus the Maximum Bonus will be paid ratably for the remainder of the term of the employment agreement and the pro rata portion of the Maximum Bonus for the year of termination will be paid at the same time bonuses would normally be paid to other executive officers of the Company.

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The reasons for termination are defined in Mr. Adelson's employment agreement as follows: Definition Description in Mr. Adelson's Employment Agreement Cause zz the Board determines there has been a final and non-appealable revocation of his gaming license by the Nevada gaming authorities; provided, that in the event that the revocation occurs without there having been any fault on his part, the termination will be treated in the same manner as a termination due to disability instead of for "cause" Good Reason zz the Company fails to maintain him as Chairman of the Board of Directors, except as otherwise required by applicable law or regulation, or the sole Chief Executive Officer zz there is a reduction in Mr. Adelson's base salary, maximum annual bonus opportunity, benefits or perquisites zz there is any requirement that Mr. Adelson report directly to any person or entity other than the Board zz any relocation of the Company's headquarters or Mr. Adelson's primary office location, in either case to a location more than 30 miles from its location as of the effective date of the agreement zz there is a change in his duties and responsibilities that would cause his position to have less dignity, importance, authority or scope than intended at the effective date of the agreement zz the Company materially breaches the employment agreement Change in Control zz Refer to "Change in Control Arrangements" as previously described for details Disability zz Mr. Adelson shall, in the opinion of an independent physician selected by agreement between the Board of Directors and Mr. Adelson, become so physically or mentally incapacitated that he is unable to perform the duties of his employment for a continuous period of six consecutive full months

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Mr. Goldstein The Company is obligated to pay or provide Mr. Goldstein (or his estate) the following under the various termination scenarios pursuant to his employment agreement: Reason for Termination Mr. Goldstein is Entitled To: Company Terminates for Cause zz base salary through the date of termination of employment zz the "Goldstein Standard Benefits" consisting of: o reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company o such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs Company Terminates Without Cause or NEO Terminates for Good Reason zz the Goldstein Standard Benefits zz continuation of his base salary for twelve months following termination of employment (or, if shorter, the remainder of the initial term of his employment agreement) Change in Control (1) zz all accrued and unpaid base salary and previously earned bonus(es) through the date of termination zz a lump sum payment of two times his base salary zz accelerated vesting of the grant of 2,500,000 stock options granted on November 20, 2018, under his amended employment agreement zz continued participation in the health and welfare benefit plans of the Company and employer contributions to non-qualified retirement plans and deferred compensation plans, if any, for two years following the date of termination, provided that the Company's obligation to provide these benefits shall cease under certain circumstances Death or Disability (2) zz the Goldstein Standard Benefits zz continuation of his base salary for twelve months following termination of employment (or, if shorter, the remainder of the initial term of his employment agreement), less (1) any short-term disability insurance proceeds he receives during such period in the event termination of his employment is due to his disability and (2) any life insurance proceeds Mr. Goldstein's estate receives from Company-paid life insurance policies in the event of his death (1) Under Mr. Goldstein's employment agreement, he is permitted to terminate his employment with the Company upon 30 days' written notice following a change in control provided that his termination of employment may not be effective until twelve months following the change in control. (2) In addition, under his amended employment agreement, Mr. Goldstein or his estate would be entitled to receive a payment in an annual amount equal to 100% of his then target bonus if employment is terminated between January 1, 2020 and December 31, 2024.

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The reasons for termination are defined in Mr. Goldstein's employment agreement as follows: Definition Description in Mr. Goldstein's Employment Agreement Cause zz he is convicted of a felony or misappropriates any material funds or material property of the Company, its subsidiaries or affiliates zz he commits fraud or embezzlement with respect to the Company, its subsidiaries or affiliates zz he commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company, its subsidiaries or affiliates zz he uses alcohol or drugs that render him materially unable to perform the functions of his job or to carry out his duties to the Company and he fails to correct the situation following written notice zz he commits a material breach of his employment agreement and he fails to correct the situation following written notice zz he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company, its subsidiaries or affiliates zz his gaming license is withdrawn with prejudice, denied, revoked or suspended by any of the gaming authorities with jurisdiction over the Company or its affiliates and he fails to correct the situation following written notice Good Reason zz the Company's removal of Mr. Goldstein from the position of President and Chief Operating Officer of the Company zz any other material adverse change in Mr. Goldstein's status, position, duties or responsibilities (which shall include any adverse change in the reporting relationships described in his employment agreement), which is not cured within 30 days after written notice thereof is delivered by Mr. Goldstein to the Company Change in Control zz Refer to "Change in Control Arrangements" as previously described for details Disability zz Mr. Goldstein shall, in the opinion of an independent physician selected by agreement between the Board of Directors and Mr. Goldstein, become so physically or mentally incapacitated that he is unable to perform the duties of his employment for an aggregate of 180 days in any 365-day consecutive period or for a continuous period of six consecutive months

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Mr. Dumont The Company is obligated to pay or provide Mr. Dumont (or his estate) the following under the various termination scenarios pursuant to his employment agreement: Reason for Termination Mr. Dumont is Entitled To: Company Terminates for Cause zz the "Dumont Standard Benefits" consisting of: o continuation of his base salary through the date of termination of employment o reimbursement for expenses incurred, but not paid prior to such termination of employment subject to the receipt of supporting information by the Company o such other compensation and benefits as may be required by applicable law Company Terminates Without Cause or NEO Terminates for Good Reason zz the Dumont Standard Benefits zz continuation of base salary for twelve months following termination of employment zz continued participation in the health plans of the Company for one year following the date of termination, provided that the Company's obligation to provide such health care benefits shall cease at the time he and his dependents become eligible for comparable benefits from another employer that do not exclude any pre-existing condition of he or any covered dependent that was not excluded under the Company's health plans immediately prior to the date of termination Change in Control (1) zz the Dumont Standard Benefits zz all accrued and unpaid base salary and previously earned bonus(es) through the date of termination zz a lump sum payment of one times his base salary Death or Disability zz the Dumont Standard Benefits (1) Under Mr. Dumont's employment agreement, he is permitted to terminate his employment with the Company upon 90 days' written notice following a change in control; provided that his termination of employment may not be effective until twelve months following the change in control. The reasons for termination are defined in Mr. Dumont's employment agreement as follows: Definition Description in Mr. Dumont's Employment Agreement Cause zz he commits a felony or misappropriates any material funds or material property of the Company or any of its affiliates zz he commits fraud or embezzlement with respect to the Company or any of its affiliates zz he commits any act of dishonesty resulting in direct or indirect personal gain or enrichment zz he uses alcohol or drugs that render him unable to perform fully the functions of his job or to carry out fully his duties to the Company and he fails to correct the situation following written notice zz he commits a non de minimis breach of his employment agreement as determined by the Company in its sole discretion and he fails to correct the situation following written notice zz he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company or any of its affiliates zz his gaming license is withdrawn with prejudice, denied, revoked or suspended by any of the gaming authorities with jurisdiction over the Company or its affiliates and he fails to correct the situation following written notice Good Reason zz the Company's removal of Mr. Dumont from the position of Executive Vice President and Chief Financial Officer of the Company zz a material adverse change in Mr. Dumont's status, position, duties or responsibilities (which shall include not reporting to the CEO or the CEO's designee), which is not cured within 30 days after written notice thereof is delivered by Mr. Dumont to the Company Change in Control zz Refer to "Change in Control Arrangements" as previously described for details Disability zz Mr. Dumont shall, in the opinion of an independent physician selected by the Company, become so physically or mentally incapacitated that he is unable to perform the duties of his employment

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Mr. Hudson The Company is obligated to pay or provide Mr. Hudson (or his estate) the following under the various termination scenarios pursuant to his employment agreement: Reason for Termination Mr. Hudson is Entitled To: Company Terminates for Cause zz base salary through the date of termination of employment zz the "Hudson Standard Benefits" consisting of: o reimbursement for expenses incurred, but not paid prior to such termination of employment, subject to the receipt of supporting information by the Company o such other compensation and benefits as may be provided in applicable plans and programs of the Company, according to the terms and conditions of such plans and programs Company Terminates Without Cause or NEO Terminates for Good Reason zz the Hudson Standard Benefits zz a lump sum payment in the amount of his base salary for twelve months zz relocation per the Company's relocation policy to a city of his choice in the continental United States The reasons for termination are defined in Mr. Hudson's employment agreement as follows: Definition Description in Mr. Hudson's Employment Agreement Cause zz he is convicted or pleads guilty or enters into a nolo contendere or Alford plea to a felony or is convicted of a misdemeanor involving moral turpitude, which materially affects his ability to perform duties or materially adversely affects the Company or its reputation or he misappropriates any material funds or property of the Company zz he commits fraud or embezzlement with respect to the Company zz he commits any material act of dishonesty relating to his employment by the Company regardless of whether such act results or was intended to result in his direct or indirect personal gain or enrichment zz he uses alcohol or drugs that render him unable to perform the functions of his job or to carry out his duties to the Company zz he fails to render services, including any licensing requirements, or fails to follow directions communicated by management zz any act, or failure to act, (including disclosure of confidential information) by Mr. Hudson that is likely to prejudice the business or reputation of the Company, to result in material economic or other harm to the Company or which brings material disrepute upon himself, either personally or professionally zz he violates any law, rule or regulation of any governmental or regulatory body material to the business of the Company or its affiliates zz he loses, cannot attain or has revoked or suspended any license or certification necessary to discharge his duties on behalf of the Company zz he willfully or persistently fails to reasonably perform his duties Good Reason zz the Company's removal of Mr. Hudson from the position of Executive Vice President and/or Global General Counsel of the Company zz a relocation of his principal place of employment by more than 200 miles; or zz a material adverse change in Mr. Hudson's status, position, duties or responsibilities (which shall include not reporting to the CEO or the CEO's designee), which is not cured within 30 days after written notice thereof is delivered by Mr. Hudson to the Company

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Mr. Jacobs Mr. Jacobs entered into an employment agreement with the Company effective as of August 23, 2016. Mr. Jacobs expressed his desire to pursue other opportunities and interests and the Company and Mr. Jacobs entered into the First Amendment to Letter Agreement as of October 9, 2018. The Company and Mr. Jacobs entered into the Second Amendment to Letter Agreement as of June 21, 2019, pursuant to which he was paid a one-time retention bonus of $1,260,833 in August 2019 and was entitled to a pro-rata payment of his 2019 annual bonus for the period from August 1, 2019 to his termination. Mr. Jacobs' employment terminated on December 17, 2019 and he received a pro-rata 2019 annual bonus payment of $370,834 and a relocation allowance of $25,020. Amended and Restated 2004 Equity Award Plan In the event of a change in control, as defined in the Company's Amended and Restated 2004 Equity Award Plan, if our Compensation Committee so determines: zz all outstanding options and equity (other than performance compensation awards) issued under the Amended and Restated 2004 Equity Award Plan shall fully vest; and zz outstanding awards may be cancelled and the value of the awards shall be paid to the participants. In addition, performance compensation awards shall vest based on the level of attainment of the performance goals as determined by the Compensation Committee.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

POTENTIAL PAYMENTS/BENEFITS UPON TERMINATION OF EMPLOYMENT FOR 2019

The table below sets forth information about the potential payments and benefits our named executive officers who were employed by the Company on December 31, 2019, may receive under their employment agreements, as in effect on December 31, 2019, upon the termination of their employment with the Company. The amounts shown in the table below are estimates of the payments that each named executive officer would receive in certain instances assuming a hypothetical employment termination date of December 31, 2019. The amounts actually payable will be determined only upon the termination of employment of each named executive officer, taking into account the facts and circumstances surrounding the named executive officer's termination of employment, and are qualified in all respects by the terms of the applicable employment agreements and applicable law.

The information in the table assumes:

- amounts included in cash payments for incentive bonus payments are based on each named executive achieving 100% of their performance targets and/or goals;
- the named executive officer did not become employed by a subsequent employer; and
- equity awards vest fully upon a change in control, if provided in the applicable employment agreement.

Name	Cash Payments	Continued Vesting or Acceleration of Restricted Stock[1]	Continued Vesting or Acceleration of Options[2]	Continued Health Benefits[3]	Total
Sheldon G. Adelson					
For Good Reason	$ 47,500,000	$ 572,894	$ 4,996,234	$ 40,000	$ 53,109,128
Change in Control	$ 47,500,000	$ 572,894	$ 4,996,234	$ 40,000	$ 53,109,128
Death/Disability	$ 30,000,000	$ 572,894	$ 4,996,234	$ 20,000	$ 35,589,128
Retirement	$ 12,500,000	$ 572,894	$ 4,996,234	$ 20,000	$ 18,089,128
Robert G. Goldstein					
Without Cause/For Good Reason	$ 3,400,000	$ —	$ —	$ —	$ 3,400,000
Change in Control	$ 10,200,000	$ —	$ 46,775,000	$ 40,000	$ 57,015,000
Death/Disability[4]	$ —	$ —	$ —	$ —	$ —
Patrick Dumont					
Without Cause/For Good Reason	$ 1,200,000	$ —	$ —	$ 20,000	$ 1,220,000
Change in Control	$ 2,400,000	$ —	$ —	$ —	$ 2,400,000
Death/Disability	$ —	$ —	$ —	$ —	$ —
D. Zachary Hudson					
Without Cause/For Good Reason	$ 880,000	$ —	$ —	$ —	$ 880,000
Change in Control	$ —	$ —	$ —	$ —	$ —
Death/Disability	$ —	$ —	$ —	$ —	$ —

(1) Reflects the value of accelerated vesting of restricted stock, based on the closing price of our Common Stock on December 31, 2019, of $69.04 per share. Of the amounts shown in the table, restricted stock with a value of $572,894 for Mr. Adelson vested during the period from January 1, 2020 through the date of this proxy statement.

(2) Reflects the value of accelerated vesting of options equal to the excess of (a) the closing price of our Common Stock on December 31, 2019, of $69.04 per share over (b) the applicable exercise price of the options. Of the amounts shown in the table, options with a value of $3,287,463 for Mr. Adelson vested during the period from January 1, 2020, through the date of this proxy statement.

(3) Continued health benefits represents the estimated cost for providing such benefits the named executive officer would be entitled to under the remainder of the term.

(4) Under his amended employment agreement, Mr. Goldstein or his estate would be entitled to receive a payment equal to 100% of his then target bonus if employment is terminated between January 1, 2020 and December 31, 2024.

Pursuant to the June 21, 2019 Second Amendment of his Employment Agreement, Mr. Jacobs was paid a one-time retention bonus of $1,260,833 in September 2019. Mr. Jacobs notified the Company that he desired to pursue other opportunities and interests and his employment agreement terminated on December 17, 2019 and received a pro-rated annual bonus payment for 2019 of $370,834 and a relocation allowance of $25,020.

56 LAS VEGAS SANDS CORP. • 2020 PROXY STATEMENT

CEO PAY RATIO As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Adelson, our Chief Executive Officer (our "CEO") for 2019: CEO Pay Ratio CEO Annual Total Compensation (1) $ 24,680,118 Median Employee Annual Total Compensation $ 42,228 CEO to Median Employee Pay Ratio 584:1 (1) The annual total compensation of our CEO, as reported in the 2019 Summary Compensation Table under "Executive Compensation and Other Information" - METHODOLOGY To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the "median employee," the methodology and the material assumptions, adjustments and estimates that we used were as follows: zz We determined, as of December 31, 2019, our employee population consisted of 49,946 individuals working at our parent company and consolidated subsidiaries, with 20% of these individuals located in the United States and 80% located outside of the United States. Of these employees, 47,546 individuals are full-time or part-time employees, with the remainder employed on a seasonal or temporary basis. zz We elected to exclude our seasonal or temporary employees who haven't worked since July 1, 2019, because they were not employees as of December 31, 2019. zz We determined 2019 earnings based on the following elements: z- U.S. employees: Medicare wages reported on 2019 Internal Revenue Service Form W-2, z- Singapore employees: 2019 cash compensation reported to the Inland Revenue Authority of Singapore, z- the remaining employees: all cash compensation reported in the local payroll system, z- we used the exchange rate on December 31, 2019 to convert each non-U.S. employee's total compensation to U.S. dollars, and z- we annualized the base salary of all full-time and part-time employees who were hired in 2019, but did not work for us or our consolidated subsidiaries for the entire fiscal year. We did not make a full-time equivalent adjustment for any employee. zz Using this methodology, we determined the "median employee" was a full-time employee located in Singapore, with wages and overtime pay for the twelve-month period ended December 31, 2019, in the amount of $36,106. With respect to the annual total compensation of the "median employee," we identified and calculated the elements of such employee's compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $42,228. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methodologies, apply certain exemptions and make assumptions, adjustments and estimates that reflect their compensation practices, the pay ratio we report above may not be comparable to the pay ratio reported by other companies.

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DIRECTOR COMPENSATION

In connection with the periodic review of our non-employee director compensation program and the reports prepared with AETHOS as described in greater detail below, effective as of July 23, 2019, the Board approved an increase in the annual cash retainer paid to our non-employee directors from $100,000 to $150,000.

The elements of annual non-employee director compensation for 2019 were as follows:

Annual Board Retainer	$	150,000
Annual Restricted Stock or Restricted Stock Unit Grant(1)	$	100,000
One-time Stock Option Grant for New Directors(2)	$	100,000
Annual Cash Retainer - Audit Committee Chairperson	$	25,000
Annual Cash Retainer - Audit Committee Members	$	15,000
Annual Cash Retainer - Other Committee Chairpersons(3)	$	15,000
Annual Cash Retainer - Other Committee Members(3)	$	5,000
Board Meeting Attendance per Meeting(4)	$	1,500
Board Committee Meeting Attendance per Meeting(4)	$	1,000
Telephonic Board Meeting Attendance per Meeting(4)	$	750
Telephonic Board Committee Meeting Attendance per Meeting(4)	$	500

(1) Each non-employee director may elect to receive either restricted stock or restricted stock units. In accordance with the Amended and Restated 2004 Equity Award Plan, upon vesting of the restricted stock or restricted stock units, non-employee directors may not sell their stock while serving as a member of the Board. In 2019, each non-employee director received 1,577 shares of restricted stock.

(2) Value of the option grant is based on the Black-Scholes option valuation model.

(3) Other committees denote the Compensation Committee, Nominating and Governance Committee and the Compliance Committee.

(4) Attendance fees reflect amount paid for each meeting attended.

Non-employee directors may defer cash compensation payments into the Company's Non-Employee Director Deferred Compensation Plan. None of the non-employee directors has elected to defer any payments to date. Non-employee directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for meeting attendance.

The goal of our director compensation program is to attract, motivate and retain directors capable of making significant contributions to the long term success of the Company and its stockholders. In 2018, the Compensation Committee retained AETHOS to provide advice on the elements of, and amounts payable under, our director compensation program. In 2018, the Compensation Committee requested AETHOS to prepare a report comparing our director compensation program against the director compensation programs maintained by our peer group companies, as identified by AETHOS, and on July 23, 2019, the Board approved an increase in the annual cash retainer paid to our non-employee directors from $100,000 to $150,000. Prior to the July 2019 Board action, no changes to our director compensation program had been implemented since January 1, 2015.

In connection with the 2018 review of our director compensation program, the following peer group companies were selected by AETHOS based on the criteria described above.

- American Airlines Group Inc.
- American Express Company
- Caesars Entertainment Corporation
- Carnival Corporation & plc
- CBS Corporation
- The Coca-Cola Company
- Colgate-Palmolive Company
- Delta Air Lines, Inc.
- General Mills, Inc.
- Hilton Worldwide Holdings Inc.
- Hyatt Hotels Corporation
- Loews Hotels
- Marriott International, Inc.
- McDonald's Corporation
- MGM Resorts International
- Nike, Inc.
- PepsiCo, Inc.
- Royal Caribbean Cruises Ltd.
- Starbucks Corporation
- Twenty-First Century Fox, Inc.
- United Continental Holdings, Inc.
- The Walt Disney Company
- Wynn Resorts, Limited
- Yum! Brands, Inc.

58 LAS VEGAS SANDS CORP. • 2020 PROXY STATEMENT

DIRECTOR COMPENSATION

2019 DIRECTOR COMPENSATION TABLE

The following table describes the compensation arrangements with our non-employee directors for 2019:

Name	Fees Earned ($)	Stock Awards[1] ($)	Option Awards[2] ($)	All Other Compensation[3] ($)	Total ($)
Irwin Chafetz	$ 129,795	$ 100,000	$ —	$ 3,887	$ 233,682
Micheline Chau	$ 154,031	$ 100,000	$ —	$ 3,887	$ 257,918
Charles D. Forman[4]	$ 129,795	$ 100,000	$ —	$ 3,887	$ 233,682
Steven L. Gerard[5]	$ 62,310	$ —	$ —	$ 3,887	$ 66,197
George Jamieson	$ 164,913	$ 100,000	$ —	$ 3,887	$ 268,800
Charles A. Koppelman	$ 166,795	$ 100,000	$ —	$ 3,887	$ 270,682
Lewis Kramer	$ 165,031	$ 100,000	$ —	$ 3,887	$ 268,918
David F. Levi	$ 162,913	$ 100,000	$ —	$ 3,887	$ 266,800
Xuan Yan[6]	$ 48,612	$ —	$ 100,000	$ —	$ 148,612

(1) The amounts in this column represent the fair value of the restricted shares issued, as determined pursuant to ASC Topic 718. The restricted stock vests on the earlier to occur of the first anniversary of the date of grant and the date of the Company's annual meeting of stockholders in the calendar year following the date of grant, in each case, provided that the director is still serving on the Board on the vesting date. As of December 31, 2019, Ms. Chau and Messrs. Chafetz, Forman, Jamieson, Koppelman, Kramer and Levi each held 1,577 unvested shares of restricted stock that will vest on May 14, 2020.

(2) The amount in this column for Mr. Yan represents the fair value of the options issued, as determined pursuant to ASC Topic 718. Assumptions used in the Black-Scholes calculation are disclosed in Note 16 to the consolidated financial statements for the year ended December 31, 2019, included in the Company's 2019 Annual Report on Form 10-K. As of December 31, 2019, Ms. Chau, Mr. Jamieson, Mr. Kramer, Mr. Levi and Mr. Yan held options to acquire 6,215, 3,735, 10,649, 8,097 and 14,204 shares of our Common Stock, respectively, that vest (or have vested) in five equal installments on each of the first five anniversaries of the respective dates of grant.

(3) The amounts in this column are for accrued dividends received upon the vesting of restricted stock during 2019.

(4) The amounts in the table exclude fees paid by Sands China Ltd. to Mr. Forman in connection with his service as a member of the Board of Directors of Sands China Ltd.

(5) Mr. Gerard did not stand for re-election at the 2019 Annual Meeting.

(6) Mr. Yan joined the Board on September 17, 2019.

LAS VEGAS SANDS CORP. • 2020 PROXY STATEMENT 59

EQUITY COMPENSATION PLAN INFORMATION The following table shows certain information with respect to our Amended and Restated 2004 Equity Award Plan as of December 31, 2019: Plan Category Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) Equity compensation plans approved by security holders (1) 8,515,855 $ 56.33 9,777,920 Equity compensation plans not approved by security holders - $ - - TOTAL 8,515,855 $ 56.33 9,777,920 (1) Our 2004 Equity Award Plan was originally approved by our stockholders prior to our initial public offering, and an extension of the plan term through December 14, 2019, was approved by our stockholders at our 2014 annual meeting of stockholders. The Amended and Restated 2004 Equity Award Plan, which extended the plan term through December 14, 2024 and increased the number of shares of common stock available for grants by 10,000,000 shares, was approved by our stockholders at our 2019 annual meeting of stockholders. Pursuant to SEC guidance, unvested shares of restricted stock that were issued and outstanding on December 31, 2019 are not included in the first or third column of this table.

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AUDIT COMMITTEE REPORT The Audit Committee of the Board currently consists of Lewis Kramer (Chair), Micheline Chau, George Jamieson and Xuan Yan. The Board has determined that Ms. Chau and Messrs. Kramer, Jamieson and Yan meet the current independence and experience requirements of the NYSE's listing standards. In addition, the Board has determined each of the members of the Audit Committee is financially literate and Mr. Kramer qualifies as the audit committee financial expert. The Audit Committee's responsibilities are described in a written charter adopted by the Board, which the Audit Committee reviews annually. The Audit Committee is responsible for providing independent, objective oversight of the Company's financial reporting process. Among its various activities, the Audit Committee reviews: 1. the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements; 2. the independence and performance of the Company's independent registered public accounting firm and internal auditors; and 3. the Company's compliance with legal and regulatory requirements. The Audit Committee meets regularly in open sessions with the Company's management, independent registered public accounting firm and internal auditors to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. In addition, the Audit Committee meets regularly in closed sessions with the Company's management, independent registered public accounting firm and internal auditors to review the foregoing matters. The Audit Committee selects the Company's independent registered public accounting firm, and periodically reviews their performance and independence from management. The Audit Committee reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP, and management represented to the Audit Committee the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions with Deloitte & Touche LLP also included the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board the audited financial statements for the fiscal year ended December 31, 2019, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the Securities and Exchange Commission. Pursuant to its charter, the Audit Committee performs an annual self-assessment. For 2019, the Audit Committee concluded, in all material respects, it had fulfilled its responsibilities and satisfied the requirements of its charter and applicable laws and regulations. Respectfully submitted, Lewis Kramer, Chair Micheline Chau George Jamieson Xuan Yan The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

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FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The following table sets forth fees paid or payable to Deloitte & Touche LLP, our independent registered public accounting firm, in 2018 and 2019, for audit and non-audit services as well as the percentage of these services approved by our Audit Committee: 2018 2019 % of Services Approved by Audit Committee Audit Fees $ 6,449,000 $ 6,222,000 100% Audit-Related Fees $ 753,000 $ 601,000 100% Tax Fees $ 437,000 $ 619,000 100% All Other Fees $ 34,000 $ 22,000 100% The category of "Audit Fees" includes fees for our annual audit and quarterly reviews, as well as additional audit-related accounting consultations and required statutory audits of certain of our subsidiaries. The category of "Audit-Related Fees" includes fees for services related to our LVSC notes issuance and related SEC filings in 2019 and the SCL notes issuance and related SEC filings in 2018, consultations related to SEC comment letters and services related to the Las Vegas Sands Corp. 401(k) Retirement Plan for 2018 and 2019. During 2018 and 2019, $35,000 in fees related to the audit of the plan are paid directly by the plan. The category of "Tax Fees" includes tax consultation and planning fees and tax compliance services. The category of "All Other Fees" includes fees for accounting training programs and consultations in 2018 related to SCL's filings with the Stock Exchange of Hong Kong Limited. - PRE-APPROVAL POLICIES AND PROCEDURES Our Audit Committee Charter contains policies related to pre-approval of services provided by the independent registered public accounting firm. The Audit Committee, or one of its members if such authority is delegated by the Audit Committee, has the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services provided by the independent registered public accounting firm and (b) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act and, in connection therewith, to approve all fees and other terms of engagement. The Audit Committee has adopted the following process regarding the engagement of the Company's independent registered public accounting firm to perform services for the Company. For audit services related to the audit of the consolidated financial statements of the Company, the independent registered public accounting firm will provide the Audit Committee with an engagement letter each year prior to or contemporaneously with commencement of the audit services outlining the scope of the audit services proposed to be performed during the fiscal year. If the services are agreed to by the Audit Committee, the engagement letter will be formally accepted. The Audit Committee also approves statutory audit services for our foreign subsidiaries. For tax services, management will provide the Audit Committee with a separate scope of the tax services proposed to be performed during the fiscal year. If the scope of the tax services is agreed to by the Audit Committee, engagement letters will be executed. All other non-audit services will require pre-approval from the Audit Committee on a case-by-case basis. If the pre-approval authority is delegated to a member, the pre-approval must be presented to the Audit Committee at its next scheduled meeting.

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CERTAIN TRANSACTIONS Set forth below is a description of certain transactions with our executive officers and directors. Under its charter, the Audit Committee approves all related party transactions required to be disclosed in our public filings. For more information about our policies with respect to transactions with related parties, see "Corporate Governance - Related Party Transactions." - ADMINISTRATIVE SERVICES AGREEMENT Pursuant to an administrative services agreement among Las Vegas Sands, Inc. (now known as Las Vegas Sands, LLC), certain of its subsidiaries and Interface Operations, LLC, an entity controlled by Mr. Adelson, our Chairman and Chief Executive Officer, and his wife, Dr. Miriam Adelson ("Interface Operations"), the parties have agreed to share ratably in the costs of, and under certain circumstances provide to one another, shared services, including legal services, accounting services, insurance administration, benefits administration, travel services and such other services as each party may request of the other. In addition, under this administrative services agreement, the parties have agreed to share ratably the costs of any shared office space. Under this agreement, the Company charged Interface Operations $0.3 million for services provided by Company personnel during 2019. - REGISTRATION RIGHTS AGREEMENT Messrs. Adelson, Forman and Goldstein and certain other stockholders and employees, former employees and certain trusts they established have entered into a registration rights agreement with us relating to the shares of Common Stock they hold. Subject to several exceptions, including our right to defer a demand registration under certain circumstances, Mr. Adelson and the trusts he established may require that we register for public resale under the Securities Act all shares of Common Stock they request be registered at any time, subject to certain conditions. Mr. Adelson and the trusts may demand registrations so long as the securities being registered in each registration statement are reasonably expected to produce aggregate proceeds of $20 million or more. Since we became eligible to register the sale of our securities on Form S-3 under the Securities Act, Mr. Adelson and the trusts have the right to require us to register the sale of the Common Stock held by them on Form S-3, subject to offering size and other restrictions. The other stockholders that are party to this agreement were granted piggyback registration rights on any registration for the account of Mr. Adelson or the trusts that he established, subject to cutbacks if the registration requested by the Adelson entities is in the form of a firm commitment underwritten offering and if the underwriters of the offering determine the number of securities to be offered would jeopardize the success of the offering. In addition, the stockholders and employees that are party to this agreement and the trusts have been granted piggyback rights on any registration for our account or the account of another stockholder, subject to cutbacks if the underwriters in an underwritten offering determine the number of securities offered in a piggyback registration would jeopardize the success of the offering. On November 14, 2008, the Company entered into a second amended and restated registration rights agreement with Dr. Adelson and certain other stockholders. - TRANSACTIONS RELATING TO AIRCRAFT Aviation and Related Personnel Sands Aviation, LLC ("Sands Aviation"), a wholly owned subsidiary of the Company, is engaged primarily in the business of providing aviation personnel, including pilots, aircraft mechanics and flight attendants, and administrative personnel, to the Company and to Interface Operations. Sands Aviation charges a fee to each of the Company and Interface Operations for their respective use of these personnel. The fees charged by Sands Aviation are based upon its actual

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costs of employing or retaining these personnel, which are then allocated between the Company and Interface Operations. The method of allocating these costs varies depending upon the nature of the service provided. For example, pilot services are allocated based upon the actual time spent operating aircraft for the Company and for Interface Operations, respectively. The services of Sands Aviation's aircraft mechanics are allocated based on the number and manufacturer of aircraft serviced and administrative personnel are allocated based upon the number of aircraft maintained by the Company and Interface Operations, respectively. In addition, hangar lease and other operating costs are allocated based upon various factors, including the number and base location of aircraft maintained by the Company and Interface Operations, respectively. During 2019, Sands Aviation charged Interface Operations approximately $23.3 million for its use of Sands Aviation's aviation and related personnel, operating costs and other overhead costs. Time Sharing Agreements The Company and its subsidiaries use aircraft owned by companies controlled by Mr. Adelson for business purposes, including flying customers to our properties. The Company believes its use of these aircraft provides the Company with a significant competitive advantage in attracting customers to the Company's properties and similar aircraft with comparable amenities are not generally available for charter. The Company believes the amounts paid to companies controlled by Mr. Adelson for the use of the aircraft are less than the Company would be required to pay to a third party provider, if comparable aircraft were available, and also believes the amounts paid pursuant to the agreements relating to the use of the aircraft described below do not provide for profits or a return on investment to the companies controlled by Mr. Adelson. The Company has entered into several aircraft time sharing agreements and aircraft cost sharing agreements with Interface Operations. Under the agreements, the party using an aircraft pays fees of up to (i) twice the cost of the fuel, oil and other additives used, (ii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iii) all expenses for catering and in-flight entertainment materials, (iv) all expenses for flight planning and weather contract services, (v) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation and (vi) all communications charges, including in-flight telephone. Under the agreements, the Company charged Interface Operations approximately $1.6 million in respect of Interface Operations' 2019 use of the Company's aircraft, and Interface Operations charged the Company approximately $1.2 million in respect of the Company's 2019 use of Interface Operations' aircraft. In addition, the Company has entered into an aircraft cost allocation agreement with Interface Operations Bermuda Ltd. ("Interface Bermuda"), a company controlled by Mr. Adelson, providing the Company access to a Boeing 747 aircraft and an Airbus 340 aircraft. Under the agreement, the Company has agreed to pay Interface Bermuda fees of up to (i) a pro rata share of all fixed costs, such as hangar, insurance, pilot salaries and training, maintenance, subscription services, support personnel and other similar items (exclusive of tax depreciation), (ii) actual costs of fuel, oil and other additives used, (iii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iv) all expenses for catering and in-flight entertainment materials, (v) all expenses for flight planning and weather contract services, (vi) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation and (vii) all communications charges, including in-flight telephone. Interface Bermuda charged the Company approximately $67,000 and $0.3 million in respect of the Company's 2019 use of Interface Bermuda's Boeing 747 aircraft and Airbus 340 aircraft, respectively. Aircraft Systems Agreement Sands Aviation and Interface Bermuda have agreed Interface Bermuda will reimburse Sands Aviation for the cost and installation of aircraft systems on its aircraft. The cost of these systems, including installation and taxes was $21.8 million, plus all expenses related to the operation of these systems. During 2019, the Company paid $8.7 million related to this agreement, and was reimbursed in full by Interface Bermuda. Aircraft Maintenance Master Services Agreement Sands Aviation and Citadel Completions LLC ("Citadel"), an entity owned by the Sheldon G. Adelson family, have entered into an aircraft maintenance master services agreement under which Citadel may perform aircraft refurbishment and maintenance services on aircraft managed by Sands Aviation. During 2019, Citadel charged Sands Aviation approximately $5.1 million for services provided by Citadel under this agreement.

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TRANSACTIONS RELATING TO LUXURY PASSENGER SHIP Marina Bay Sands, a wholly owned subsidiary of the Company, has entered into agreements with Sira Company Ltd., a company owned by Mr. Adelson and other related parties. Under these agreements, Marina Bay Sands is entitled to use a luxury passenger ship owned by Sira Company Ltd. during certain periods of the year and has agreed to reimburse the actual operating expenses associated with its use of the luxury passenger ship. Sira Company Ltd. charged Marina Bay Sands approximately $1.9 million in respect of Marina Bay Sands' 2019 use of the luxury passenger ship. - OTHER TRANSACTIONS We have employed Dr. Miriam Adelson, the wife of Mr. Adelson, our Chairman and Chief Executive Officer, as the Director of Community Involvement since August 1990 where, in conjunction with our Government Relations Department, she oversees and facilitates our partnerships with key community groups and other charitable organizations. We paid her approximately $88,000 during 2019. Mr. Adelson and his family made payments of $2.0 million to the Company during 2019 for lodging, banquet, transportation and food and beverage services. Mr. Goldstein made payments of $33,000 to the Company during 2019 for services provided by Company personnel at his residence, lodging, transportation and food and beverage services. Mr. Dumont and his family made payments of $79,000 to the Company during 2019 for lodging, transportation and food and beverage services. During 2019, the Company made payments of $2.6 million for food and beverage services provided by restaurants and newspaper subscriptions, in which Mr. Adelson and his family have an ownership interest, and for services provided by personnel employed by Interface Operations. - PROPERTY AND CASUALTY INSURANCE With the exception of aviation-related coverages, the Company and entities controlled by Mr. Adelson that are not subsidiaries of the Company (the "Stockholder Controlled Entities") purchase property and casualty insurance separately. The Company and the Stockholder Controlled Entities bid for and purchase aviation-related coverages together. The Company and the Stockholder Controlled Entities are separately invoiced for, and pay for, aviation-related insurance and allocate the aviation insurance costs not related to particular aircraft among themselves in accordance with the other allocations of aviation costs discussed above.

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PROPOSAL NO. 1 zz ELECTION OF DIRECTORS Stockholders will vote to elect eleven directors to hold office for a one-year term. The Board of Directors has recommended Ms. Micheline Chau and Messrs. Sheldon G. Adelson, Irwin Chafetz, Patrick Dumont, Charles D. Forman, Robert G. Goldstein, George Jamieson, Charles A. Koppelman, Lewis Kramer, David F. Levi and Xuan Yan for election as directors, to serve until the 2021 Annual Meeting and until their successors are duly elected and qualified or their earlier resignation, disqualification, death or removal. If any of the nominees should be unavailable to serve as a director, which is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate. Information regarding the director nominees is set forth above under the heading "Board of Directors." The affirmative vote of a plurality of the votes cast at the annual meeting is required to elect the nominees for directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the election of the directors. ? THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR THE ELECTION OF ITS ELEVEN DIRECTOR NOMINEES

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PROPOSAL NO. 2 zz RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Audit Committee of the Board of Directors of the Company has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit the consolidated financial statements of the Company during the year ending December 31, 2020, and our stockholders are being asked to ratify this appointment as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the annual meeting and entitled to vote thereon is required to ratify this appointment. A representative of Deloitte & Touche LLP will be present at the stockholders' meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. ? THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2020

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PROPOSAL NO. 3 zz AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and pursuant to Section 14A of the Exchange Act, our stockholders are being provided with an advisory (non-binding) vote on executive compensation. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this non-binding advisory vote as the "say-on-pay" vote. The say-on-pay vote is required to be offered to our stockholders at least once every three years. In 2017, our stockholders recommended we provide them with the opportunity to provide their "say-on-pay" vote each year, and our Board of Directors has accepted that recommendation. The Board of Directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. As discussed in the Compensation Discussion and Analysis, the Compensation Committee believes our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executive officers with those of our stockholders. In addition, our compensation philosophy places more emphasis on variable elements of compensation (such as annual cash bonuses and equity-based compensation) than fixed remuneration. For example, a significant portion of our executive compensation is based on the Company's achievement of predetermined performance-based financial targets. Our executives also receive equity incentive awards to better link their compensation to the Company's performance. We encourage you to read our Compensation Discussion and Analysis contained in this proxy statement for a more detailed discussion of our compensation policies and procedures. Our stockholders have the opportunity to vote for, against or abstain from voting on the following resolution: "Resolved, that the stockholders approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which includes the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement)." The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the annual meeting and entitled to vote thereon is required to approve this resolution. The above-referenced disclosures appear at pages 30-56 of this proxy statement. ? THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC (WHICH INCLUDES THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND ANY RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT)

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TIMEFRAME FOR STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING Stockholders intending to present a proposal at the 2021 Annual Meeting of stockholders for inclusion in our proxy statement for that meeting pursuant to Rule 14a-8 of the Exchange Act must submit the proposal in writing to Las Vegas Sands Corp., Attention: Corporate Secretary, 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Such proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and must be received by the Company no later than December 2, 2020. In addition, our by-laws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting when such matter is not submitted for inclusion in the Company's proxy statement pursuant to Rule 14a-8 of the Exchange Act. Generally, notice of a nomination or proposal not submitted pursuant to Rule 14a-8 must be delivered to us not later than the 90 th day nor earlier than the 120 th day prior to the first anniversary of the preceding year's annual meeting. Accordingly, for our 2021 Annual Meeting of stockholders, notice of a nomination or proposal must be delivered to us no earlier than January 14, 2021 and no later than February 13, 2021. (If the date of the annual meeting, however, is more than 30 days before or more than 70 days after such anniversary date, notice must be delivered to us not earlier than the 120 th day prior to such annual meeting date and not later than the later of the 90 th day prior to such annual meeting or the 10 th day following the day on which public announcement of the date of such meeting is first made.) Nominations and proposals also must satisfy other requirements set forth in the by-laws. If a stockholder complies with the forgoing notice provisions and with certain additional procedural requirements in our by-laws and the SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the annual meeting. We may refuse to acknowledge any stockholder proposal not made in compliance with the foregoing procedures.

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OTHER INFORMATION The Company will bear all costs in connection with the solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers, directors and regular employees of the Company and its subsidiaries may request the return of proxies by telephone, telegraph or in person, for which no additional compensation will be paid to them. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 14, 2020: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2019, are available on our website at https://investor.sands.com/financial-reports/Annual- Meeting/default.aspx.

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ANNEX A zz NON-GAAP MEASURES The Company provides certain non-GAAP financial measures in this proxy statement that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States of America. ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO LVSC Year Ended December 31, Consolidated 2019 2015 Per diluted share of common stock: Net income attributable to Las Vegas Sands Corp. $ 3.50 $ 2.47 Nonrecurring corporate expense 0.12 - Pre-opening expense 0.05 0.06 Development expense 0.03 0.01 Loss on disposal or impairment of assets 0.12 0.04 Other income (0.03) (0.04) Gain on sale of Sands Bethlehem (0.72) - Loss on modification or early retirement of debt 0.03 - Income tax impact on net income adjustments 0.19 (0.01) Noncontrolling interest impact on net income adjustments (0.03) (0.02) ADJUSTED EARNINGS PER DILUTED SHARE $ 3.26 $ 2.51 CONSOLIDATED ADJUSTED PROPERTY EBITDA (in millions) Year Ended December 31, 2019 2015 2009 (1) Net income (loss) $ 3,304 $ 2,386 $ (369) Add (deduct): Income tax expense (benefit) 468 236 (4) Loss on modification or early retirement of debt 24 - 23 Gain on sale of Sands Bethlehem (556) - - Other (income) expense (23) (31) 10 Interest expense, net of amounts capitalized 555 265 322 Interest income (74) (15) (11) Loss on disposal or impairment of assets 90 35 179 Amortization of leasehold interests in land 51 39 27 Depreciation and amortization 1,165 999 586 Development expense 24 10 - Pre-opening expense 34 48 158 Stock-based compensation 14 22 30 Corporate expense 313 176 132 CONSOLIDATED ADJUSTED PROPERTY EBITDA $ 5,389 4,170 $ 1,083 (1) Prior period amounts have been updated to conform to the current period presentation.

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LAS VEGAS | MACAO | SINGAPORE Corporate Headquarters 3355 Las Vegas Boulevard South Las Vegas, Nevada 89109 702.414.1000 | sands.com

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